                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement


     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               QVC Network, Inc.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               QVC Network, Inc.
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:

                     $125

- - - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

                     Preliminary Proxy Statement on Schedule 14A

- - - --------------------------------------------------------------------------------
     (3) Filing Party:

                     QVC Network, Inc.

- - - --------------------------------------------------------------------------------
     (4) Date Filed:

                     May 20, 1994

- - - --------------------------------------------------------------------------------

- - - ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                             1365 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 27, 1994
                            AT QVC CHESAPEAKE, INC.
                           1553 NORTH RIVER BIRCH RUN
                              CHESAPEAKE, VIRGINIA

To Our Shareholders:

     The Annual Meeting of Shareholders (the "Annual Meeting") of QVC Network, Inc. (the "Corporation") will be held at 10:00 A.M. on June 27, 1994 at QVC Chesapeake, Inc., 1553 North River Birch Run, Chesapeake, Virginia for the following purposes:

          1. To elect directors of the Corporation to serve until the next Annual Meeting and until their successors are elected and shall qualify;

          2. To vote on the ratification of the directors' selection of auditors;

          3. To vote on the adoption of an amendment to the Restated Certificate of Incorporation of the Corporation to change its corporate name from "QVC Network, Inc." to "QVC, Inc.";

          4. To vote on the ratification of the 1993 Qualified Incentive Stock Option Plan;

          5. To vote on the ratification of the grant by the Board of Directors of certain stock options; and

          6. To transact such other business as may properly come before the meeting.

     Holders of the Corporation's Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock at the close of business on May 13, 1994 are entitled to vote at the Annual Meeting and any adjournments thereof. Such shareholders may vote in person or by proxy.

     Your attention is directed to the following Proxy Statement.

                                          By Order of the Board of Directors

                                          Neal S. Grabell
                                          Secretary


Dated: May 31, 1994


WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, AND REGARDLESS OF THE AMOUNT OF YOUR HOLDINGS, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED RETURN ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                     [LOGO]

                             1365 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

                         ------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 27, 1994

                         ------------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


     This Proxy Statement, which is first being mailed to shareholders on or about May 31, 1994, is furnished in connection with the solicitation by the Board of Directors of QVC Network, Inc. (the "Corporation", "QVC, Inc." or "QVC") of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of the Corporation, to be held at 10:00 A.M. on June 27, 1994 at QVC Chesapeake, Inc., 1553 North River Birch Run, Chesapeake, Virginia, and at any adjournments thereof. If proxies in the accompanying form are properly executed and returned, the shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (the Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are collectively referred to as the "Voting Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Voting Stock represented thereby will be voted as follows: (i) for the election of two directors by the holders of Common Stock, voting as a class, and the election of six directors by the holders of Voting Stock, as indicated below, (ii) in favor of the ratification of the directors' selection of KPMG Peat Marwick as auditors, (iii) in favor of the adoption of an amendment to the Restated Certificate of Incorporation of the Corporation to change its corporate name from "QVC Network, Inc." to "QVC, Inc.", (iv) in favor of the ratification of the 1993 Qualified Incentive Stock Option Plan, (v) in favor of the ratification of the grant by the Board of Directors of certain stock options to BellSouth Corporation, Advance Publications, Inc. and Cox Enterprises, Inc., and (vi) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, by the execution and delivery of a later dated proxy, or by the vote of the shareholder cast in person at the Annual Meeting.


                               VOTING SECURITIES

     Holders of record of the Corporation's Voting Stock on May 13, 1994 will be entitled to vote at the Annual Meeting or any adjournments thereof. As of April 30, 1994, there were 40,214,097 shares of Common Stock, 27,788 shares of Series B Preferred Stock, 530,757 shares of Series C Preferred Stock and 938 shares of Series D Preferred Stock outstanding and entitled to vote. The voting rights of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as follows: (i) as to the election of directors, two directors are elected by the holders of Common Stock as a class, each share being entitled to cast one vote in the election of each such director, and the holders of the Voting Stock will be entitled to cast one vote per share for the election of each of the remaining directors; and (ii) as to all other matters to be voted on at the Annual Meeting, the holders of Voting Stock shall be entitled to one vote on each matter for each share of Voting Stock owned.

QUORUM

     As to the election of the two directors to be elected solely by the holders of Common Stock, a majority of the outstanding shares of Common Stock will constitute a quorum. As to all other matters to be voted on, a majority of the outstanding shares of Voting Stock combined will constitute a quorum. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business.

VOTE REQUIRED FOR ELECTION OF DIRECTORS AND APPROVAL OF PROPOSALS

     To be elected as a director, a nominee for election by the holders of the Common Stock must receive the favorable vote of a majority of the outstanding shares of Common Stock. To be elected as a director, a nominee for election by the holders of the Voting Stock must receive the favorable vote of a majority of the outstanding shares of Voting Stock. Approval of the other Proposals will require a favorable vote of a majority of the outstanding shares of Voting Stock. Abstentions and broker non-votes will have the same effect as a vote "against" the proposal.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Corporation's Board of Directors is comprised of eight (8) directors:
William F. Costello, Barry Diller, J. Bruce Llewellyn, Bruce M. Ramer, Brian L. Roberts, Ralph J. Roberts, Joseph M. Segel and Linda J. Wachner. During the fiscal year ended January 31, 1994, Peter Barton, Michael C. Boyd, Edwin Hamowy, Melvin Jacobs and John Malone also served as directors of the Corporation. Mr. Barton, Mr. Boyd, Mr. Hamowy and Dr. Malone resigned in November 1993, February 1994, July 1993 and November 1993, respectively. Mr. Jacobs died in September 1993.

     Each director is elected at the Annual Meeting for a term ending at the next Annual Meeting and until a successor is duly elected and qualified. Under the provisions of the respective Certificates of Designation by which each of the series of Preferred Stock were established, the holders of shares of Preferred Stock of the Corporation have the right to vote for all but two directors of the Corporation, which two directors are elected solely by the holders of Common Stock. Unless otherwise specified in the accompanying proxy,
(i) the shares of Common Stock voted pursuant thereto will be cast for the following nominees: William F. Costello, Barry Diller, J. Bruce Llewellyn, Bruce
M. Ramer, Brian L. Roberts, Ralph J. Roberts, Joseph M. Segel and Linda J. Wachner, and (ii) the shares of Series B Preferred Stock, shares of Series C Preferred Stock and shares of Series D Preferred Stock voted pursuant thereto will be cast for the following nominees: J. Bruce Llewellyn, Bruce M. Ramer, Brian L. Roberts, Ralph J. Roberts, Joseph M. Segel and Linda J. Wachner. Each nominee has consented to be named as a nominee and, to the present knowledge of the Corporation, is willing to serve as a director, if elected. If at the time of election any of the nominees should be, for any reason, unable to accept nomination or election, it is intended that such proxy will be voted for the election of a substituted nominee to be selected by the Executive Committee of the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unable to serve as a director.

     William F. Costello, age 47, has served as a director, Executive Vice President and Chief Financial Officer of the Corporation since December 1989. He also served as Treasurer of the Corporation from December 1989 to September 1992. Mr. Costello was an independent management and financial consultant from 1988 until he joined the Corporation. Prior thereto he was employed by Best Products Co., Inc. where he served as President, Chief Operating Officer and a director from March 1988 to November 1988, as Executive Vice President and Chief Financial Officer from March 1987 to March 1988, and as Senior Vice President and Chief Financial Officer from 1985 to 1987.


     Barry Diller, age 52, has been a director and the Chairman and Chief Executive Officer of the Corporation since January 1993. From 1984 to 1992 he served as the Chairman and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Mr. Diller served for ten years as Chairman and Chief Executive Officer of Gulf + Western's (now Paramount Communications) Paramount Pictures Corporation. Mr. Diller serves on the Boards of the Museum of Television and Radio and the California Institute of the Arts. He is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television. Mr. Diller is a member of the Executive Commit-tee. Mr. Diller is a member of a group that has jointly filed a Schedule 13D with respect to the beneficial ownership of securities of the Corporation. See "Certain Transactions and Business Relationships" below.

     J. Bruce Llewellyn, age 66, has served as a director of the Corporation since June 1990. Mr. Llewellyn has been the Chairman of the Board and Chief Executive Officer of The Philadelphia Coca-Cola Bottling Company for more than five years. He is also Chairman of the Board and Chief Executive Officer of The Coca-Cola Bottling Company of Wilmington, Inc., Queen City Broadcasting, Inc. and Garden State Cablevision, Inc. Mr. Llewellyn serves as a director of Coors, Incorporated and Chemical Bank. Mr. Llewellyn is a member of the Audit Committee.


     Bruce M. Ramer, age 60, has served as a director of the Corporation since May 1994. Mr. Ramer has been a principal of the law firm of Gang, Tyre, Ramer & Brown, Inc., for more than five years. He is a member of the Board of Directors of Rebuild L.A., LA 2000 Partnership, and Coalition of Los Angeles. Mr. Ramer is also Executive Director of the Entertainment Law Institute, Law Center of the University of Southern California, a member of the Board of Councilors, University of Southern California Law School, and a member of the Board of Trustees of Loyola Marymount University. Mr. Ramer is a member of the Executive Compensation Committee. See "Certain Transactions and Business Relationships" below.


     Brian L. Roberts, age 34, has served as a director of the Corporation since October 1987. He has been the President of Comcast Corporation ("Comcast"), a publicly owned communications company, since February 1990. Prior thereto, Mr. Roberts had been Executive Vice President of Comcast since June 1987, and had been a Vice President of Comcast since September 1981. Previously, he served in various capacities with Comcast Cable Communications, Inc., a division of Comcast, for more than five years. He is a director of Comcast, Turner Broadcasting System, Inc., Storer Communications, Inc. and Comcast Cellular Corporation. Mr. Roberts is the son of Ralph J. Roberts, a director and a nominee for director. Mr. Roberts is a member of the Executive Committee. Comcast is a member of a group that has jointly filed a Schedule 13D with respect to the beneficial ownership of securities of the Corporation. See "Certain Transactions and Business Relationships" below.

     Ralph J. Roberts, age 74, has served as a director of the Corporation since June 1991. Mr. Roberts has been a director and the Chairman of the Board of Directors of Comcast for more than five years. He has also been the President and a director of Sural, a privately-held investment company, for more than five years. Prior to February 7, 1990, Mr. Roberts was President of Comcast. Mr. Roberts is also a director of Storer Communications, Inc. and Comcast Cellular Corporation. Mr. Roberts is the father of Brian L. Roberts, a director and a nominee for director. Mr. Roberts is a member of the Executive Compensation Committee. Comcast is a member of a group that has jointly filed a Schedule 13D with respect to the beneficial ownership of securities of the Corporation. See "Certain Transactions and Business Relationships" below.


     Joseph M. Segel, age 63, has served as a director of the Corporation since June 1986 and as Chairman Emeritus since January 1993. He served as Chairman, Chief Executive Officer and a director of the Corporation from June 1986 to January 1993. From June 1986 to November 1986 and from December 1987 to July 1989, Mr. Segel also served as President of the Corporation. Mr. Segel was the founder of the Franklin Mint Corporation, and served as its President from 1964 to 1971 and was its Chairman from 1971 to 1973. He retired in 1973 and continued as a consultant to the Franklin Mint Corporation from 1974 to 1985. From 1970 to 1990, Mr. Segel was, and since 1993, he has been, a principal shareholder of Le Mirador, a hotel and international conference center in Switzerland. Mr. Segel is a member of the Audit Committee.

     Linda J. Wachner, age 48, has served as a director of the Corporation since May 1994. Mrs. Wachner has been the Chairman, President and Chief Executive Officer of Warnaco Inc., a publicly owned apparel company, for more than five years. She is also Chairman and Chief Executive Officer of Authentic Fitness Corporation. Mrs. Wachner serves as a director of The Travelers Inc., Castle & Cooke Homes, Inc. and the New York City Partnership. She currently serves on the Policy Committee of The Business Roundtable, the Board of Trustees of The Aspen Institute and Carnegie Hall and the Board of Overseers of Memorial Sloan-Kettering Cancer Center. She is a member of the Council on Foreign Relations. In 1991, Mrs. Warnaco was reappointed by President Bush to the Advisory Committee for Trade Policy Negotiations, on which she also served under President Reagan. She also served on Mayor Rudolph Giuliani's Transition Team and currently serves on the Mayor's Appointment Advisory Committee. Mrs. Wachner is a member of the Audit Committee.


 The Board of Directors recommends that shareholders vote "FOR" the election of the nominated directors.

     During the fiscal year ended January 31, 1994, the Board of Directors held nine meetings and took one action by unanimous written consent. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which they served which were held during their terms of office.

     During the fiscal year ended January 31, 1994, the Executive Committee, which presently consists of Mr. Diller and Mr. B. Roberts, took one action by unanimous written consent. Except with respect to certain extraordinary acts, the Executive Committee may exercise all of the power and authority of the Board of Directors in the management of the Corporation.

     During the fiscal year ended January 31, 1994, the Executive Compensation Committee, which presently consists of Mr. Ramer and Mr. R. Roberts, held no meetings. The Executive Compensation Committee considers recommendations of the Corporation's management regarding compensation and fringe benefits of the senior executives of the Corporation, determines whether the recommendations of management are consistent with general policies, practices and compensation scales established by the Board of Directors, considers management's proposals regarding incentive stock option grants and their consistency with policies established by the Board of Directors and, in general, administers the Corporation's stock option plans.

     During the fiscal year ended January 31, 1994, the Audit Committee, which presently consists of Mr. Llewellyn, Mr. Segel and Mrs. Wachner, held two meetings. The Audit Committee recommends the appointment of auditors, consults with management and the auditors on matters relating to internal financial controls and procedures and reviews the results of the examination of the independent public accountants.

     The Executive Committee selected candidates as nominees for election by the shareholders to the Board of Directors. Shareholders who wish to suggest qualified candidates should write to Neal S. Grabell, Secretary of the Corporation, at 1365 Enterprise Drive, West Chester, Pennsylvania, 19380, stating in detail the candidate's qualifications for consideration.

                               EXECUTIVE OFFICERS

     In addition to the executive officers of the Corporation listed above who are also directors or nominees for director, other executive officers of the Corporation, their ages and business experience during the past five years are as follows:

     Douglas S. Briggs, age 47, served as Senior Vice President -- Marketing Planning from September 1986 to December 1987 when he was promoted to Executive Vice President -- Programming. He served as Executive Vice
President -- Electronic Retailing from January 1993 to February 1994. In February 1994, he became President -- QVC Electronic Retailing.

     Candice M. Carpenter, age 42, has served as President of Q2, Inc. a wholly-owned subsidiary of the Corporation, since July 1993. Prior to joining the Corporation, Ms. Carpenter was President of Time-Warner Video and Time-Life Television from 1989 to July 1993. Ms. Carpenter was Vice President, Consumer Marketing at American Express Company, Travel Related Services, from 1983 to 1989.

     Thomas G. Downs, age 53, served as Senior Vice President -- Fulfillment from 1987 to December 1989. He was Executive Vice President -- Fulfillment from December 1989 to January 1991 and Executive Vice President -- Customer Service from February 1991 to February 1994. In February 1994, he became Executive Vice President -- Operations and Services.

     Neal S. Grabell, age 38, has served as the General Counsel, Senior Vice President and Secretary of the Corporation since 1987. Mr. Grabell is also Of Counsel to the law firm of Bolger, Picker, Hankin & Tannenbaum.

     James G. Held, age 41, served as Senior Vice President -- New Business Development of the Corporation from September 1993 to February 1994, when he was promoted to his current position of Executive Vice President -- QVC Merchandising. From 1983 to 1993, Mr. Held held a series of positions with Bloomingdale's, most recently as Senior Vice President/General Merchandise Manager -- Home Textiles.

     John F. Link, Jr., age 52, served as Senior Vice President of Information Systems and Data Communications from 1989 to August 1990, when he was promoted to Executive Vice President -- Information Systems and Telecommunications. In February 1994, he became Executive Vice President -- Information Technology and Chief Information Officer. From 1964 to 1989, Mr. Link held a series of positions with Sun Company, Inc., most recently as Director of Information Systems Services.

     Robert J. Perkins, age 46, has served as President of QDirect, since March 1994. Prior to joining the Corporation, Mr. Perkins served as Senior Vice President of Marketing at Pizza Hut from March 1991 to March 1994. From 1985 to 1991, Mr. Perkins held a series of positions within the Chiat/Day advertising organization, most recently as President and Chief Operating Officer of its New York office. Mr. Perkins also started a diet marketing subsidiary Perkins/Butler, for Chiat/Day.

     William J. Schereck, Jr., age 48, served as Executive Vice
President -- International of the Corporation from December 1993 to February 1994, when he was appointed to his current position of President -- International. From 1990 to December 1993, Mr. Schereck served as Vice President, Cable Affiliates for Fox Broadcasting Company and from 1985 to 1990 he held a series of positions with WMSN, a television station in Madison, Wisconsin, most recently as General Manager.

     The Board of Directors appoints officers each year and from time to time as necessary.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the Corporation's Chief Executive Officer and the four highest paid executive officers, as well as the total compensation paid to each individual for the Corporation's fiscal years ended January 31, 1994 ("fiscal 1993"), 1993 ("fiscal 1992"), and 1992 ("fiscal 1991"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                         -----------------------------------------
                                                                                  AWARDS
                                                                         ------------------------      PAYOUTS
                                            ANNUAL COMPENSATION                       SECURITIES   ---------------
                                   ------------------------------------- RESTRICTED   UNDERLYING      LONG-TERM
        NAME AND                                          OTHER ANNUAL      STOCK      OPTIONS     INCENTIVE PLAN    ALL OTHER
        PRINCIPAL         FISCAL    SALARY     BONUS    COMPENSATION(1)   AWARD($)     GRANTED         PAYOUTS     COMPENSATION
        POSITION           YEAR      ($)        ($)           ($)            ($)         (#)             ($)          ($)(2)
- - - ------------------------- ------   --------  ---------  ---------------- ----------- ------------  --------------- -------------
Barry Diller(3)            1993     500,000         --         --            --               --         --                --
  Chairman and Chief       1992      20,833  4,868,800(4)      --            --        6,000,000         --                --
  Executive Officer        1991          --         --         --            --               --         --                --
Douglas S. Briggs          1993     235,000    450,000         --            --               --         --            16,044
  President, Electronic    1992     215,000    235,000         --            --          275,000         --            12,408
  Retailing                1991     190,417    205,000         --            --               --         --                --
Michael C. Boyd(5)         1993     290,000    290,000         --            --               --         --            16,069
  President and Chief      1992     270,000    290,000         --            --          250,000         --            13,921
  Operating Officer        1991     239,583    260,000         --            --               --         --                --
William F. Costello        1993     250,000    300,000         --            --               --         --            16,069
  Executive Vice           1992     236,667    250,000         --            --          250,000         --            13,021
    President
and Chief Financial        1991     212,500    230,000         --            --               --         --                --
  Officer
Thomas G. Downs            1993     192,500    215,000         --            --               --         --            14,769
  Executive Vice           1992     188,125    192,500         --            --          150,000         --            12,189
    President,
  Operations and Services  1991     164,583    185,000         --            --               --         --                --

- - - ------------------------------

(1) Perquisites and personal benefits did not exceed in the aggregate the lesser of $50,000 or 10% of such officer's annual salary and bonus.

(2) Represents contributions made pursuant to the Corporation's Retirement Plan and matching contributions made pursuant to the Corporation's 401(k) Savings Plan. In the fiscal year ended January 31, 1994, amount includes for the five named executives (a) contributions to the Corporation's Retirement Plan of $0, $7,050, $7,075, $7,075 and $5,775, respectively; and (b) matching contributions to the Corporation's 401(k) Savings Plan of $8,994 for each executive except Barry Diller. Under revised proxy rules, this information is not required for fiscal 1991.

(3) On January 18, 1993, upon retirement of Joseph M. Segel, Barry Diller became Chairman and Chief Executive Officer at an annual salary of $500,000.

(4) Represents the dollar value as of December 9, 1992, of 160,000 shares granted as an Executive Stock Award to Barry Diller on that date as an incentive to become Chairman and Chief Executive Officer of the Corporation.

(5) In February 1994, Michael C. Boyd resigned as President and Chief Operating Officer of the Corporation.

Note: The symbol "--" means the Corporation paid no such compensation.

                  AGGREGATED OPTIONS EXERCISED IN FISCAL 1993
                           AND FYE 1993 OPTION VALUES

     The following table sets forth information regarding stock options exercised and unexercised by the named officers in fiscal year 1993.

                                                                            UNEXERCISED OPTIONS AT FYE 1993
                                                          -------------------------------------------------------------------
                                                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                    UNDERLYING                         IN-THE-MONEY
                               SHARES                           UNEXERCISED OPTIONS                     OPTIONS(1)
                              ACQUIRED       VALUE        -------------------------------     -------------------------------
                            ON EXERCISE     REALIZED      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
           NAME                 (#)           ($)             (#)               (#)               ($)               ($)
- - - --------------------------  ------------   ----------     ------------     --------------     ------------     --------------
Barry Diller
  Chairman and Chief
    Executive Officer              --             --        3,000,000         3,000,000        33,795,000        28,065,000
Douglas S. Briggs
  President, Electronic
    Retailing                  10,688        523,712          143,750           143,750         2,252,500         2,252,500
Michael C. Boyd
  President and Chief
    Operating Officer              --             --          124,583           175,417         2,739,579         2,602,921
William F. Costello
  Executive Vice President
    and Chief Financial
    Officer                        --             --          157,500           143,750         2,791,250         2,365,000
Thomas G. Downs
  Executive Vice
    President, Operations
    and Services                3,000        115,875           78,750            78,750         1,164,000         1,164,000

- - - ------------------------------
(1) The value of the unexercised options is based on the difference between the closing price of the Company's Common Stock on January 31, 1994 ($44.00) and the exercise price of the options.

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Corporation's executive compensation program is administered by the Executive Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of two independent, non-employee directors. The Committee sets officers' salaries, determines bonus criteria for the Corporation's management and administers the Corporation's stock-based incentive programs. The following is the Committee's report addressing the Corporation's compensation policy as it relates to the named executive officers for fiscal 1993.

COMPENSATION POLICY -- The Corporation's compensation plan reflects the Committee's belief that executive compensation should be directly related to the profitability of the Corporation as well as increased shareholder value. Accordingly, in the years in which profitability goals are achieved or exceeded, executive compensation tends to be higher than in the years in which performance is below expectations. Annual cash compensation, together with the issuance of stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the success of the Corporation. The following sections describe the three components of the Corporation's executive compensation plan.

BASE COMPENSATION -- To insure a greater reliance on the bonus program, which is directly related to the Corporation's performance, the annual cash compensation for executives is set below the median level observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in similar positions in public companies with similar sales and market capitalization, with an emphasis placed on salaries paid by companies that constitute the Wilshire Retail Index. Salary decisions are determined using market information as a frame of reference in a structured annual review by the Committee with input from the Chairman and Chief Executive Officer of the Corporation. This annual review also considers the responsibilities and work performance of each executive. In February 1994, Michael C. Boyd retired as President and Chief Operating Officer of the Corporation and became a consultant. In accordance with his employment agreement entered into on December 9, 1992, Mr. Boyd will receive his listed salary of $290,000 for the remaining four years of his agreement, starting in fiscal 1994.

ANNUAL BONUS PLAN -- The Corporation established the Key Management Incentive Bonus Plan to reward certain employees, including executive officers, but excluding the Chief Executive Officer, for accomplishing annual financial objectives. The targets for the plan are set at the beginning of the fiscal year. For fiscal 1993 and 1992, the Committee established that the most meaningful measure of financial performance is the Corporation's EBITA (earnings before interest, taxes and amortization). Accordingly, executive bonuses are based on increases in EBITA over the prior fiscal year. Executives receive bonuses based on whether the Corporation as a whole met or exceeded financial expectations; if the objectives are not met, no bonuses are paid, regardless of individual achievement or departmental performance. In fiscal 1993 and 1992, the Corporation as a whole exceeded financial expectations in respect to increases in EBITA over the prior year and the executive officers were entitled to receive bonuses equal to their base salaries. Any bonus amount in excess of base salary is a matter of judgment and is based on qualitative factors. The Committee believes that the current system of awarding bonus compensation has been extremely effective.

LONG-TERM INCENTIVE COMPENSATION -- Stock options are the principal vehicle for payment of long-term compensation. This component of compensation is intended to retain executives and motivate them to improve stock market performance. Stock options are granted from time to time to members of management based primarily on the individual's potential contribution. They are granted at the prevailing market value and will have value only if the Corporation's stock price increases. The Committee's policy is that the exercise price of stock options should not be amended after grant. In fiscal 1993, no options were granted to the top five named executives due to options granted in the previous year.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER -- On January 18, 1993, upon the retirement of Joseph M. Segel, Barry Diller became Chairman and Chief Executive Officer of the Corporation. Mr. Diller was formerly Chairman and Chief Executive Officer of Fox, Inc. and Twentieth Century Fox Film Corporation. Prior to joining Fox, Mr. Diller served for ten years as Chairman and Chief Executive Officer at Paramount Pictures Corporation. The Committee believes that the compensation of the Corporation's Chief Executive Officer should be more closely linked to the performance of the Corporation's stock than the compensation of other executive officers. Accordingly, in connection with his agreement to serve as the Corporation's Chairman of the Board and Chief Executive Officer, Mr. Diller was granted 160,000 shares of Common Stock as an executive stock award. Mr. Diller receives a base annual salary of $500,000 and does not participate in the Corporation's Annual Bonus Plan. Also, Mr. Diller was granted stock options covering 6,000,000 shares of Common Stock. One-half of such options have an exercise price of $30.43; the other one-half have an exercise price of $30.43 increased by 13 percent per annum in 1993 and 1994 and thereafter by 15 percent per annum compounded annually.

     The Committee believes that its policy concerning Chief Executive Officer compensation coincides with the Corporation's financial objectives and closely aligns the interests of the Chief Executive Officer with the interests of the Corporation's shareholders.

     Executive Compensation Committee
     Ralph J. Roberts, Chairman
     Brian L. Roberts, Member

     The following graph compares the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock with the cumulative total return of the Wilshire Retail Index and the Wilshire 5000 Index for the five years ending January 31, 1994.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS

      MEASUREMENT PERIOD                           WILSHIRE
    (FISCAL YEAR COVERED)          QVC, INC.        RETAIL       WILSHIRE 5000
1989                                       100             100             100
1990                                       142             112             112
1991                                        66             131             119
1992                                       204             186             152
1993                                       447             213             168
1994                                       485             211             190

EMPLOYMENT AGREEMENTS

BARRY DILLER

     Barry Diller has been Chairman of the Board and Chief Executive Officer of the Corporation since January 18, 1993, when Joseph M. Segel retired from such positions. At that time, the Corporation entered into an Equity Compensation Agreement (the "Compensation Agreement") with Mr. Diller and Arrow Investments, L.P., a Delaware limited partnership indirectly controlled by Mr. Diller ("Arrow"), in connection with Mr. Diller's serving the Corporation as Chairman of the Board and Chief Executive Officer. Under the Compensation Agreement, Mr. Diller was granted 160,000 shares (the "Bonus Shares") of Common Stock. The Bonus Shares are not subject to forfeiture. The Compensation Agreement also provides Mr. Diller with certain Base Options (options to purchase 3,000,000 shares of Common Stock at $30.43 per share, the market price on December 9, 1992, the date of grant) and certain Scaled Options (options to purchase an additional 3,000,000 shares of Common Stock at $30.43 per share, increased at the rate of 13% per annum during the first two years of the Compensation Agreement, and thereafter at the rate of 15% per annum, in each case compounded annually). One-half of the Base Options and one-half of the Scaled Options became exercisable on December 9, 1993, and the remaining Base Options and Scaled Options become exercisable on December 9, 1994.

     The exercisability of the Base Options and the Scaled Options will be accelerated in the event of (1) the termination of Mr. Diller's employment with the Corporation as a result of death or disability, (2) the termination of Mr. Diller's employment with the Corporation other than for Cause (as defined in the Compensation Agreement), or (3) Mr. Diller's voluntary termination of employment with the Corporation for Good Reason (as defined in the Compensation Agreement). All options, whether or not currently exercisable, will expire and cease to be exercisable upon the earlier of (i) December 9, 1997, or (ii) the date of the termination of Mr. Diller's employment for Cause, or upon his voluntary termination of employment with the Corporation other than for Good Reason. The number of shares subject to the options, as well as the exercise price of the options, will be equitably adjusted in the event of any stock split, stock dividend, reclassification or other change in the outstanding Common Stock, any consolidation, merger, sale of substantially all of the assets and business of the Corporation or other similar events. The Compensation Agreement also provides for specific adjustments to the Scaled Options exercise price in the event of any issuance of Common Stock at a price per share below fair market value, subject to certain exceptions. The Corporation also agreed to use all reasonable efforts to effect a registration of Common Stock owned by Mr. Diller upon his request.

     Mr. Diller receives an annual salary of $500,000.

JOSEPH M. SEGEL

     On January 18, 1993, the Corporation entered into a new employment agreement with Joseph M. Segel for his services as Chairman-Emeritus and as a consultant of the Corporation. The agreement has a term of 10 years and provides for a fee of $240,000 per year. The agreement provides that the Corporation may terminate Mr. Segel's services at any time for Cause (as defined in the agreement). In addition, Mr. Segel may terminate the agreement on account of a material breach by the Corporation of its obligations thereunder. In that event, Mr. Segel would be entitled to continue to receive compensation under the agreement for the remainder of its term. In the event the agreement is terminated by reason of Mr. Segel's disability (as defined in the agreement), Mr. Segel would continue to receive 50% of his fees for the remainder of the term.

MICHAEL C. BOYD, WILLIAM F. COSTELLO, DOUGLAS S. BRIGGS AND THOMAS G. DOWNS

     On December 9, 1992, the Corporation entered into employment agreements with Michael C. Boyd, William F. Costello, Douglas S. Briggs and Thomas G. Downs, agreeing to employ them as President and Chief Operating Officer, Executive Vice President -- Finance and Chief Financial Officer, Executive Vice President, Programming, and Executive Vice President, Customer Services, respectively. Mr. Boyd's agreement was for a term of five years and provided for an annual base salary of $290,000. On February 17, 1994, Mr. Boyd resigned from his position as President and Chief Operating Officer of the Corporation and became consultant to the Corporation under the terms of the agreement. Mr. Briggs' title subsequently changed to Executive Vice President, Electronic Retailing, and on February 17, 1994, Mr. Briggs was appointed to the new position of President, QVC Electronic Retailing. Mr. Down's title was changed to Executive Vice President, Operations and Services. Mr. Costello's, Mr. Briggs' and Mr. Downs' agreements are for terms of three years each, commencing on January 1, 1993, and provide for annual base salaries of $250,000, $235,000 and $192,500, respectively, subject to annual upward review at the discretion of the Corporation. Mr Briggs, Mr. Costello and Mr. Downs have had their annual base salaries increased to $350,000, $300,000 and $215,000, respectively, and, under subsequent agreements, Mr. Briggs and Mr. Costello have had the terms of their employment agreements extended to December 31, 1998, and December 31, 1996, respectively. Mr. Briggs, Mr. Costello and Mr. Downs will continue to be eligible for and participate in such bonus and incentive compensation programs as are generally provided to other executive officers of the Corporation.

     Each agreement provides that the Corporation may terminate the officer's employment at any time for Cause (as defined in the agreement), and the officer has the right to terminate his employment with the Corporation at any time for Good Reason (as defined in the agreement). In the event of a termination of the agreement by the Corporation for Cause, or by the officer without Good Reason, or by reason of the officer's death or disability, the Corporation is required to pay the officer the amounts of base salary, bonus or other compensation earned but not paid prior to the effective date of the termination. In the event the officer's employment is terminated by the officer for Good Reason, or by the Corporation other than for Cause, death or disability, the Corporation must pay the officer, in addition to the amounts described in the preceding sentence, full acceleration of his base salary for the remainder of the term of the agreement, a pro rata portion of all bonus compensation to which he would have been entitled for the year of termination, assuming full satisfaction of performance objectives, and continuation during the term of the agreement of all benefits and perquisites provided under the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 1994, the Executive Compensation Committee was composed of Dr. Malone and Mr. R. Roberts. On March 29, 1994, Mr.
B. Roberts became a member of the Executive Compensation Committee. Dr. Malone resigned as a director of the Corporation as a member of the Executive Committee and as a member of the Executive Compensation Committee on November 11, 1993. Dr. Malone is Chairman of the Board of Liberty Media Corporation ("Liberty Media"), and Mr. B. Roberts and Mr. R. Roberts are the President and the Chairman of the Board of Comcast, respectively. Each cable system operator which broadcasts the Corporation's program, including Comcast and Liberty Media and their respective affiliates, has entered into an Affiliation Agreement with the Corporation, providing that the cable system operator will receive a percentage of net sales within its service area in return for transmitting the Corporation's program as part of the cable system operator's basic cable service. The current commission rate is five percent. See "Certain Transactions and Business Relationships."

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are employed by the Corporation are not separately compensated for serving on the Board of Directors. The directors who are not employed by the Corporation are compensated at the rate of $10,000 per annum, $1,000 per meeting of the Board of Directors and $750 per meeting of Committees of the Board of Directors. Directors' expenses related to their attendance at meetings of the Board of Directors are paid by the Corporation. Mr. Costello, Mr. Diller and Mr. Segel are employees of the Corporation and do not receive any compensation as directors. Mr. Boyd was an employee of the Corporation and did not receive any compensation as a director. For a description of the directors' compensation, see "Employment Agreements" above.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following tables set forth information, as of April 30, 1994, with respect to ownership of shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Corporation (the only classes of outstanding voting securities of the Corporation) by each person who is known to the Corporation to be the beneficial owner of more than five percent of the Corporation's outstanding Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Statements regarding beneficial ownership are based upon information furnished by the transfer agent and contained in Schedule 13Ds filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated below, each shareholder has sole voting and dispositive power with respect to all shares beneficially owned.

COMMON STOCK

     NAME AND ADDRESS OF           AMOUNT AND NATURE OF      PERCENT
       BENEFICIAL OWNER            BENEFICIAL OWNERSHIP      OF CLASS
- - - ------------------------------    ----------------------     --------
Comcast Corporation and                 12,627,934(1)          27.7%(2)
Barry Diller
c/o Davis, Polk & Wardell
450 Lexington Avenue
New York, New York 10017
Advance Publications, Inc.               2,958,333(3)           6.9%(2)
and its affiliates
950 Fingerboard Road
Staten Island, New York 10305
BellSouth Corporation                    8,627,934(4)          17.7%(2)
1155 Peachtree Street, N.E.
Atlanta, Georgia 30367
Comcast Corporation                      8,627,934(5)          20.2%(2)
and its affiliates
1234 Market Street
Philadelphia, PA 19107
Cox Enterprises, Inc.                    2,833,333(6)           6.6%(2)
1400 Lake Hearn Drive
Atlanta, Georgia 30319
Liberty Media Corporation               10,255,867(7)          23.3%(2)
and its affiliates
8101 E. Prentice Avenue
Englewood, Colorado 80111
Time Warner Inc.                         4,062,218(8)          10.0%(2)
and its affiliates
Time & Life Building
New York, New York 10020

- - - ------------------------------
(1) In Schedule 13D filings with the Commission, Comcast and Barry Diller have reported that they have agreed to act as a group for the purpose of voting their securities of the Corporation and that they each have shared voting and dispositive power as to all shares beneficially owned by the group. See "Certain Transactions and Business Relationships" below. Includes 8,627,934 shares beneficially owned by Comcast and 4,000,000 shares beneficially owned by Mr. Diller. Comcast's shares include 72,050 shares of Series C Preferred Stock, which are presently convertible into 720,500 shares of Common Stock, and warrants to purchase 1,700,000 shares of Common Stock, which are presently exercisable. Mr. Diller's shares include options to purchase 3,000,000 shares of Common Stock, which are presently exercisable, but does not include options to purchase 3,000,000 shares of Common Stock, which are not presently exercisable or exercisable within 60 days after April 30, 1994, and does not include 1,627,934 shares of Common Stock that Mr. Diller will be entitled to purchase from Liberty Media pursuant to the terms of the Stockholders Agreement and the Liberty-QVC Agreement.

(2) Under the terms of Rule 13d-3 ("Rule 13d-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock that are presently convertible or convertible within 60 days after April 30, 1994 into shares of Common Stock, options to purchase Common Stock and warrants to purchase Common Stock that are presently exercisable or exercisable within 60 days after April 30, 1994, which are owned by each individual are deemed to be outstanding for purposes of computing the percentage of Common Stock owned by that individual. Therefore, each percentage is computed based on the sum of (i) the 40,214,097 shares of Common Stock actually outstanding as of April 30, 1994, (ii) the number of shares of Common Stock into which shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are presently convertible or convertible within 60 days after April 30, 1994, and (iii) warrants to purchase Common Stock, as the case may be, owned by that individual or entity whose percentage of share ownership is being computed, but not taking account of the conversion of shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or the exercise of warrants or options by any other person or entity. Without taking into consideration ownership of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and warrants to purchase Common Stock, Advance Publications, Inc., BellSouth Corporation, Comcast and its affiliates, Cox Enterprises, Inc., Liberty Media and its affiliates, and Time Warner, Inc. and its affiliates own .3%, 0%, 15.4%, 0%, 16.2% and 9.6%, respectively, of the shares of Common Stock actually outstanding as of April 30, 1994.

(3) Includes an option to purchase 2,833,333 shares of Common Stock which is exercisable within 60 days after April 30, 1994.

(4) Consists solely of an option to purchase 8,627,934 shares of Common Stock which is exercisable within 60 days after April 30, 1994.

(5) In Schedule 13D filings with the Commission, Comcast has reported that it has shared voting and dispositive power with Barry Diller with regard to all shares beneficially owned by the group. See footnote 1 above and "Certain Transactions and Business Relationships" below. Includes 72,050 shares of Series C Preferred Stock presently convertible into 720,500 shares of Common Stock and warrants to purchase 1,700,000 shares of Common Stock.

(6) Consists solely of an option to purchase 2,833,333 shares of Common Stock which is exercisable within 60 days after April 30, 1994.

(7) In a Schedule 13D filing with the Commission on May 19, 1994, Liberty Media reported that it no longer has shared voting and dispositive power with Comcast and Barry Diller with regard to all shares beneficially owned by the three of them. See "Certain Transactions and Business Relationships" below. Includes 372,866 shares of Series B and Series C Preferred Stock presently convertible into 3,728,660 shares of Common Stock. Includes 1,627,934 shares of Common Stock that Mr. Diller will be entitled to purchase from Liberty Media pursuant to the terms of the Stockholders Agreement and the Liberty-QVC Agreement. Does not include any shares of Common Stock beneficially owned by Comcast or Mr. Diller.

(8) Includes 21,250 shares of Series C Preferred Stock presently convertible into 212,500 shares of Common Stock.

SERIES B PREFERRED STOCK

      NAME AND ADDRESS          AMOUNT AND NATURE OF       PERCENT
      BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      OF CLASS
- - - ----------------------------    ---------------------     ---------
Liberty Media Corporation               17,922               64.5%
and its affiliates
8101 E. Prentice Avenue
Englewood, Colorado 80111
Viacom Cablevision Inc.                  9,398               33.9%
5924 Stoneridge Drive
Pleasonton, CA 94566

SERIES C PREFERRED STOCK

      NAME AND ADDRESS          AMOUNT AND NATURE OF       PERCENT
      BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      OF CLASS
- - - ----------------------------    ---------------------     ---------
Comcast Corporation                     72,050(1)            13.6%
and Barry Diller
c/o Davis, Polk & Wardell
450 Lexington Avenue
New York, New York 10017
Comcast Corporation                     72,050(2)            13.6%
and its affiliates
1234 Market Street
Philadelphia, PA 19107
Liberty Media Corporation              372,866               70.3%
and its affiliates
8101 E. Prentice Avenue
Englewood, Colorado 80111
Viacom Cablevision, Inc.                49,300                9.3%
5924 Stoneridge Drive
Pleasonton, CA 94566

- - - ------------------------------
(1) In Schedule 13D filings with the Commission, Comcast and Barry Diller have reported that they have agreed to act as a group for the purpose of voting their securities of the Corporation. See "Certain Transactions and Business Relationships" below. Includes 72,050 shares of Series C Preferred Stock beneficially owned by Comcast.

(2) In Schedule 13D filings with the Commission, Comcast has reported that it has shared voting and dispositive power with Barry Diller with regard to all shares beneficially owned by the group. See "Certain Transactions and Business Relationships" below.

SERIES D PREFERRED STOCK

       NAME AND ADDRESS            AMOUNT AND NATURE OF       PERCENT
       BENEFICIAL OWNER            BENEFICIAL OWNERSHIP      OF CLASS
- - - -------------------------------    ---------------------     ---------
Harron Communications Corp.                   810               86.4%
70 East Lancaster Avenue
Frazer, PA 19355-2121
Raystay Co.                                   128               13.6%
P.O. Box 38
1312 Holly Pike
Carlisle, PA 17013

SECURITY OWNERSHIP OF MANAGEMENT

     The following tables set forth information as of April 30, 1994, with respect to the ownership of the Corporation's Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock by each director, nominee for director and by all directors and officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

    NAME OF DIRECTOR OR           AMOUNT AND NATURE OF        PERCENT
    NOMINEE FOR DIRECTOR        BENEFICIAL OWNERSHIP(1)      OF CLASS
- - - ----------------------------    ------------------------     ---------
William F. Costello                       167,500(2)(3)            *
Barry Diller                            4,000,000(4)             9.3%(2)
J. Bruce Llewellyn                              0                  *
Bruce M. Ramer                                  0                  *
Brian L. Roberts                              750(5)               *
Ralph J. Roberts                            5,000(5)               *
Joseph M. Segel                           120,000(2)(6)            *
Linda J. Wachner                                0                  *
All directors and executive
  officers as a group
  (16 persons)(7)(8)                    4,698,358(2)            10.8%(2)

- - - ------------------------------
 *  Less than 1%.

(1) Statements with respect to beneficial ownership are based upon information furnished by each director and officer.

(2) Under the terms of Rule 13d-3, the stock options to purchase Common Stock which are presently exercisable or exercisable within 60 days after April 30, 1994 and owned by each individual are deemed to be outstanding for purposes of computing the percentage of Common Stock owned by that individual. Therefore, each percentage is computed based on a total number of shares of Common Stock actually outstanding as of April 30, 1994 and the number of options to purchase Common Stock owned by that individual whose percentage of ownership is being considered but not taking account of the conversion of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the exercise of warrants or options or the conversion of convertible debt by any other person or entity.

(3) Consists of stock options to purchase 167,500 shares of Common Stock which are presently exercisable or exercisable within 60 days after April 30, 1994.

(4) Includes stock options to purchase 3,000,000 shares of Common Stock which are presently exercisable or exercisable within 60 days after April 30, 1994. The shares are owned by Arrow Investments, L.P. and Arrow Investments, Inc. and Mr. Diller is deemed to have beneficial ownership of such shares by virtue of his control of such entities. In Schedule 13D filings with the Commission, Comcast and Mr. Diller have reported that they have agreed to act as a group for the purpose of voting their securities of the Corporation and that they each have shared voting and dispositive power as to all 12,627,934 shares of Common Stock beneficially owned by the group. See "Certain Transactions and Business Relationships" below.

(5) Brian L. Roberts and Ralph J. Roberts disclaim beneficial ownership of shares, warrants to purchase shares and debt convertible into shares owned by Comcast and its affiliates.

(6) Mr. Segel disclaims beneficial ownership of 200 shares owned by Mrs. Segel. Includes 100,000 shares owned jointly by Mr. and Mrs. Segel and stock options to purchase 20,000 shares of Common Stock which are presently exercisable or exercisable within 60 days after April 30, 1994.

(7) Includes all executive officers and directors as of May 20, 1994.

(8) Includes stock options to purchase 3,568,750 shares of Common Stock which are presently exercisable or exercisable within 60 days after April 30, 1994.

     No directors or executive officers are beneficial owners of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or warrants to purchase shares of Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by the rules and regulations promulgated by the Commission under the Exchange Act to furnish the Corporation with copies of all Section 16(a) forms that they file.


     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended January 31, 1994, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, other than Mr. Llewellyn who failed to file a Form 5 in a timely manner with respect to a sale of 1,700 shares of Common Stock.


            PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has again selected KPMG Peat Marwick as auditors for the fiscal year ending January 31, 1995, and the shareholders are asked to ratify this selection. KPMG Peat Marwick has advised the Corporation that it has no direct or material indirect interest in the Corporation or its affiliates.

     A representative from KPMG Peat Marwick will be present at the Annual Meeting and will be afforded an opportunity to make a statement. The representative will also be available to respond to appropriate questions submitted by shareholders at the meeting.

     The Corporation has an Audit Committee which is responsible for the supervision of its auditors.

                  Vote Required for Adoption of Proposal No. 2

     Ratification will require a favorable vote of a majority of the outstanding shares of Voting Stock.

 The Board of Directors recommends that shareholders vote "FOR" Proposal No. 2.

                 PROPOSAL NO. 3 -- APPROVAL OF THE AMENDMENT TO
                 THE CORPORATION'S CERTIFICATE OF INCORPORATION

     The Board of Directors believes that it is desirable for the Corporation to change its corporate name from "QVC Network, Inc." to "QVC, Inc." in order to reflect more accurately the Corporation's future direction and established goal of becoming a multimedia corporation. The new name will be in conformity with the Corporation's objectives of expanding its existing lines of business, exploring new lines of business outside the scope of its present cable television home shopping programming services, and taking fuller advantage of emerging new technologies.

     Therefore, the Board recommends that the shareholders vote in favor of the change of corporate name. If the shareholders approve such name change, the First Article of the Corporation's Restated Certificate of Incorporation will be amended to read in its entirety as follows:

            "FIRST. The name of this Corporation shall be QVC, INC."

                 Vote Required for Adoption of Proposal No. 3.

     Approval of Proposal No. 3 will require a favorable vote of a majority of the outstanding shares of Voting Stock.

 The Board of Directors recommends that shareholders vote "FOR" Proposal No. 3.

                   PROPOSAL NO. 4 -- APPROVAL AND ADOPTION OF
                   1993 QUALIFIED INCENTIVE STOCK OPTION PLAN

     The Board of Directors has approved a 1993 Qualified Incentive Stock Option Plan (the "Plan"), pursuant to which the Executive Compensation Committee of the Board of Directors may grant stock options to key managerial employees of the Corporation. Such individuals will be selected from employees who have responsibility for the management of the Corporation or its parent or subsidiaries, if any. The purpose of the Plan is to afford an incentive to key managerial employees of the Corporation and to enable the Corporation to attract and retain such key employees.

     The maximum number of executive officers of the Corporation the Committee deems eligible to be granted stock options as of the date of this Proxy Statement is ten, of which two are also directors; the maximum number of other key employees of the Corporation the Committee deems eligible to be granted stock options as of the date of this Proxy Statement is approximately 250. Directors who are not also employees are not eligible to receive stock options. Stock options to purchase 276,000 shares of Common Stock have been granted, subject to shareholder approval of the Plan, through the date of this Proxy Statement. Because the number of shares that may be made subject to stock options, as well as the option price per share of Common Stock depends on contingent and variable factors, it is not possible to estimate or otherwise determine the stock options likely to be granted pursuant to the Plan. The market value of the Common Stock as of May 19, 1994 was $32 1/4 per share.

     Options for not more than 100,000 shares of Common Stock may be issued under the Plan to a Chairman, President or Executive Vice President of the Corporation or its parent or subsidiaries, options for not more than 50,000 shares may be issued under the Plan to any Senior Vice President of the Corporation or its parent or subsidiaries, options for not more than 25,000 shares may be issued under the Plan for any Vice President of the Corporation or its parent or subsidiaries, and options for not more than 10,000 shares may be issued under the Plan for any other employee of the Corporation or its parent or subsidiaries.

     The options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby provide the Plan participants with favorable income tax consequences. However, the Plan expressly stipulates that any person receiving an option thereunder shall be solely responsible for all taxes to which he may be or become subject as a consequence of his participation in the Plan.

     Options for up to an aggregate of 750,000 shares of the Common Stock may be issued under the Plan. The option price, which may not be less than 100% of the fair market value of the Common Stock on the date of the grant, is to be fixed by the Committee at the time of the grant of such option. No option is exercisable in full or in part after the expiration of ten (10) years from the date such option is granted. However, if the option is granted to an individual who at the time the option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent or subsidiary, such option is not exercisable in full or in part after the expiration of five (5) years from the date such option is granted. Options which have been granted to an employee will continue to be exercisable only so long as the optionee remains an employee of the Corporation or its parent or subsidiary. The Corporation may, in its sole discretion, accelerate the option exercise period, based upon its evaluation of an optionee's individual performance (subject to certain limitations).

     The Plan may be amended or terminated by the Board of Directors at any time, but no action of the Board of Directors, unless approved by shareholders, may increase the maximum number of shares to be offered for sale or issued under the Plan (except as permitted under certain anti-dilution provisions), change the manner of determining the minimum option price or the price of outstanding options or terms of payments, extend the term of the Plan or the period during which options may be granted or exercised, or change the description of the class of persons eligible to receive options under the Plan.

     Approval of the Plan by the shareholders is being sought in order to comply with the Rules of the National Association of Securities Dealers, Inc. regarding the issuance of securities, Section 162(m) of the Code regarding deductions of compensation to employees in excess of $1,000,000 per annum and Section 422 of the Code and Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, regarding incentive stock option plans.

                        FEDERAL INCOME TAX CONSEQUENCES

     Neither the Corporation, the Executive Compensation Committee nor any member thereof makes or shall make any representation or warranty to any participant regarding the Federal or State income tax consequences or effects of participation in the Plan.

     Without in any way limiting the foregoing, the following is a brief discussion of the Federal income tax consequences of transactions under the Plan based on the Code. Options granted under the Plan are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

INCENTIVE OPTIONS

     No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

     If the Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following termination of employment, the exercise of the Incentive Option will generally be taxed as the exercise of a Non-Statutory Option (defined below).

     The exercise of an Incentive Option will give rise to an alternative minimum tax adjustment that may result in alternative minimum tax liability for the optionee, unless the optionee engages, within the same year of exercise, in a disqualifying disposition of the shares received upon exercise. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his alternative minimum tax liability or his "regular" tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

     In general, for purposes of the alternative minimum tax, the exercise of an Incentive Option will be treated essentially as if it were the exercise of a Non-Statutory Option. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an Incentive Option with respect to unrestricted Common Stock will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise.

NON-STATUTORY OPTION

     In the case of an option that fails to qualify as an Incentive Option (a "Non-Statutory Option"), (1) no income is realized by the optionee at the time the Non-Statutory Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     A copy of the full text of the Plan is attached hereto as Exhibit A.

                  Vote Required for Adoption of Proposal No. 4

     Approval of Proposal No. 4 will require a favorable vote of a majority of the outstanding shares of Voting Stock.

 The Board of Directors recommends that shareholders vote "FOR" Proposal No. 4.

        PROPOSAL NO. 5 -- RATIFICATION OF GRANT OF CERTAIN STOCK OPTIONS


     In connection with the financing of the Corporation's proposed acquisition of Paramount Communications Inc., a Delaware corporation ("Paramount"), during the latter part of the fiscal year ended January 31, 1994, the Corporation and BellSouth Corporation ("BellSouth") entered into a Memorandum of Understanding, dated as of November 11, 1993 (the "Memorandum of Understanding"), pursuant to which, among other things, if the Corporation's efforts to acquire Paramount were terminated or abandoned, BellSouth would have an option to purchase directly from the Corporation, during the six-month period following such termination or abandonment, 8,627,934 shares of Common Stock of the Corporation for an aggregate purchase price of $517,676,040. The Corporation also entered into a Commitment Letter, dated November 11, 1993, with Comcast, Advance Publications, Inc. ("Advance"), and Cox Enterprises, Inc. ("Cox"), pursuant to which, among other things, if the Corporation terminated or abandoned its interest in pursuing the acquisition of Paramount, then each of Advance and Cox would be entitled to purchase 2,833,333 shares of Common Stock of the Corporation for an aggregate purchase price of $170,000,000. Based on the foregoing, the options were in effect granted at an exercise price of $60 per share. On November 11, 1993, the closing market price for the Corporation's Common Stock was $51.75 per share. In accordance with the foregoing terms, the Corporation, BellSouth, Advance and Cox entered into a Stock Option Agreement, dated as of February 15, 1994 (the "Stock Option Agreement"), pursuant to which, among other things, the Corporation granted to BellSouth, Advance and Cox the above-described options to purchase Common Stock of the Corporation. These options were granted in connection with the obligations of BellSouth, Advance and Cox to purchase securities of the Corporation if the Corporation's efforts to acquire Paramount were successful. These options will be exercisable during the period (the "Option Period") commencing on the date of the Corporation's public announcement of termination of its efforts to acquire Paramount (February 15, 1994) and will end on the later of the date that is (i) August 15, 1994, or
(ii) if approval of the stockholders of the Corporation of the issuance of these options to BellSouth, Advance and Cox is required, ten (10) business days after the stockholders vote with respect to such matter (whether or not such approval is received). The options will be exercisable by BellSouth, Advance and Cox in whole only at any time during the Option Period. If the options are exercised, the proceeds will be used for general corporate purposes, such as financing potential acquisitions, expanding existing businesses and exploring emerging new technologies. Pending such uses, it is anticipated that the proceeds would be invested in short-term interest bearing investments.


     A copy of the text of the Stock Option Agreement (without exhibits and schedules) is attached hereto as Exhibit B. Approval by the shareholders of the grant of stock options under the Stock Option Agreement is being sought in order for the Corporation to comply with Section 6(a) of the Stock Option Agreement.

                  Vote Required for Adoption of Proposal No. 5

     Approval of Proposal No. 5 will require a favorable vote of a majority of the outstanding shares of Voting Stock.

 The Board of Directors recommends that shareholders vote "FOR" Proposal No. 5.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     The Commission requires disclosure of certain business transactions or relationships between the Corporation and other organizations with which any of the Corporation's directors or executive officers is affiliated as an owner, partner, director or executive officer. From time to time, the Corporation has engaged in transactions with or has used products or services of organizations with which directors or executive officers of the Corporation are affiliated when it has been appropriate and reasonable, and it is expected that the Corporation will continue to do so.

     On December 1, 1992, Comcast and Liberty Media, both significant shareholders of the Corporation, formed a group (the "Comcast-Liberty Group") and entered into an agreement (the "Participation Agreement") setting forth their collective plans and proposals with respect to the Corporation.

     On December 9, 1992, the Board of Directors of the Corporation unanimously approved the terms of a proposed summary term sheet (the "Summary Term Sheet"), pursuant to which (subject to certain conditions) (i) Barry Diller would obtain a significant equity position in the Corporation from Liberty Media and Joseph
M. Segel and his wife and become Chairman of the Board and Chief Executive Officer of the Corporation, (ii) Comcast, Liberty Media and Mr. Diller would enter into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which Comcast, Liberty Media and Mr. Diller would agree to act together with respect to purchases, dispositions and voting of the Corporation's securities, and (iii) Mr. Diller would be granted, subject to his entering into an employment agreement with the Corporation, 160,000 shares of Common Stock, options to purchase 3,000,000 shares of Common Stock at $30.43 per share and options to purchase an additional 3,000,000 shares of Common Stock at the market price plus an amount equal to 10% of the market price plus an agreed upon rate approximating the rate of inflation per year.

     Pursuant to agreements entered into on December 9, 1992, on December 11, 1992, Mr. Diller purchased an aggregate of 420,000 shares of Common Stock from Mr. Segel and his wife for an aggregate purchase price of $12.6 million in cash, and on January 15, 1993, Mr. Diller purchased an additional 420,000 shares of Common Stock from Liberty Media for $12.6 million in cash.

     On January 18, 1993, Mr. Diller became Chairman of the Board and Chief Executive Officer of the Corporation, and Mr. Segel retired from such positions. The Corporation entered into the Compensation Agreement with Mr. Diller and Arrow in connection with Mr. Diller's serving the Corporation as Chairman of the Board and Chief Executive Officer. For a description of the terms of that agreement, see "Executive Compensation -- Employment Agreements -- Mr. Barry Diller" above.

     On July 16, 1993, Comcast, Liberty Media, Arrow Investments, L.P. and Arrow Investments, Inc. (collectively, "Arrow"), and certain affiliates of the foregoing persons (collectively, the "QVC 13D Group"), which collectively own approximately 34.7% of the voting power of the currently outstanding voting securities of the Corporation, entered into a Stockholders Agreement (the "Stockholders Agreement") which sets forth the terms and conditions that the QVC 13D Group has agreed to be subject to with respect to the Corporation and "QVC Securities" (which is referred to in the Stockholders Agreement as "Company Securities" and is used herein as such term is defined therein). Pursuant to the Stockholders Agreement, all QVC Securities held by the QVC 13D Group are subject to the provisions thereof, which governs the manner of all dispositions, acquisitions and voting of QVC Securities by the QVC 13D Group. Such agreement provides, among other things, that (i) the QVC 13D Group must hold certain specified amounts of the outstanding Voting Stock in order to maintain certain rights under the Stockholders Agreement (which provision does not apply to Arrow so long as Mr. Diller is Chairman of the Board and Chief Executive Officer of the Corporation), (ii) all Voting Stock held by the QVC 13D Group will be voted for the election of a slate of directors approved by the QVC 13D Group (with each member of the QVC 13D Group being entitled to designate an equal number of Stockholder Designees (as defined therein) included in such slate) and (iii) each member of the QVC 13D Group shall use its reasonable best efforts to reach agreement with the other members of the QVC 13D Group as to the voting of all Voting Stock on all matters presented to the Corporation's stockholders and to vote or to use its reasonable best efforts to cause each Stockholder Designee to cast his vote on all matters presented to the Corporation's Board of Directors in accordance with such agreement, subject, with respect to director action, to directors' fiduciary duties to the Corporation's stockholders; otherwise, each member of the QVC 13D Group shall vote in the manner agreed to by at least two of the three members of the QVC 13D Group; provided, however, that (x) if there are only two Eligible Stockholders (as defined therein) and they cannot reach a unanimous decision, each member of the QVC 13D Group may vote in the manner it chooses and (y) if there is only one Eligible Stockholder, each member of the QVC 13D Group shall be bound to vote all QVC Securities as instructed by such Eligible Stockholder.

     Subject to certain limited exceptions set forth in the Stockholders Agreement, in the event Mr. Diller disagrees in good faith with Comcast and Liberty Media as to any matter presented to a vote of the Board of Directors or stockholders of the Corporation, Mr. Diller has the right to declare a deadlock and initiate an auction process whereby Arrow, on the one hand, and Comcast and Liberty Media, on the other hand, may bid on the entire interest in the Corporation held by the other, with the winning bidder having six months to complete the resulting purchase transaction. Comcast and Liberty Media also have the right to purchase Arrow's entire interest in the Corporation upon Mr. Diller's death or disability at its Fair Market Value (as defined in the Stockholders Agreement).

     The Stockholders Agreement contains a number of restrictions on the ability of the QVC 13D Group to dispose of and acquire QVC Securities and certain rights of the QVC 13D Group to participate in any such disposition or acquisition by another member of the QVC 13D Group.

     The Stockholders Agreement will terminate upon the earlier of (i) the 100th anniversary of the date of the Stockholders Agreement and (ii) the dissolution or liquidation of the Corporation.

     The description herein of the Stockholders Agreement is qualified in its entirety by reference to such agreement, a copy of which is an Exhibit to the
Schedule 13D of Comcast, Liberty Media and Mr. Diller filed with the Commission in July 1993, and the amendments thereto, each of which is incorporated by reference herein.

     On May 19, 1994, Liberty Media filed a Schedule 13D (Amendment No. 25) with the Commission, in which it states that it no longer may be deemed to constitute a "group" with Comcast and Mr. Diller for purposes of Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the respective beneficial ownership of Liberty Media, Comcast and Mr. Diller of the Common Stock of the Corporation. As a result of the expiration of the 90-day period following the termination of the Corporation's bid for Paramount Communications Inc., within which Liberty Media was entitled to be elect to be reinstated as an Eligible Stockholder under the Stockholders Agreement and Liberty Media's decision not to be so reinstated, Liberty Media no longer may be deemed to constitute a "group" with Comcast and Mr. Diller for purposes of Rule 13d-5 under the

Exchange Act with respect to the respective beneficial ownership of the Common Stock of Liberty Media, Comcast and Mr. Diller. Except for Mr. Diller's options pursuant to the Liberty-QVC Agreement and the Stockholders Agreement to purchase from Liberty Media the equivalent of 1,627,934 shares of Common Stock, Liberty Media no longer has any contract, agreement or understanding with Comcast or Mr. Diller with respect to the disposition or voting of the outstanding equity securities of the Corporation. As a result, except as noted in its Schedule 13D filing, Liberty Media has sole voting and dispositive power with respect to all 10,255,867 shares of Common Stock beneficially owned by it and no longer has any rights or obligations under the Stockholders Agreement.

     Pursuant to the Stock Option Agreement (see description of Proposal No. 5), BellSouth has agreed that if it purchases Common Stock pursuant thereto, BellSouth will become a party to the Stockholders Agreement in accordance with the terms of the Understanding Among Stockholders. The Stock Option Agreement, among other things, provides (as contemplated by the Memorandum of Understanding) that after BellSouth becomes a party to the Stockholders Agreement, so long as Comcast, Arrow, Liberty Media or BellSouth remains an Eligible Stockholder (as defined in the Stockholders Agreement), the Corporation will not take any action to (i) block or prevent open market purchases by such Eligible Stockholder or Liberty Media (if it has become a party to the Stockholders Agreement under the terms of the Liberty-QVC Agreement) of Common Stock so long as such entity's total fully diluted voting power of the Corporation does not exceed thirty-five percent of the fully diluted outstanding voting power of the Corporation or (ii) discriminate against such Eligible Stockholder or Liberty Media (if it has become a party to the Stockholders Agreement pursuant to the Liberty-QVC Agreement) as a stockholder or deprive BellSouth, Comcast, Arrow or Liberty Media (if it has become a party to the Stockholders Agreement pursuant to the Liberty-QVC Agreement) of full rights as a stockholder of the Corporation.

     Under the Stock Option Agreement, the Corporation, BellSouth, Cox and Advance also agreed that, for a period of 18 months from February 15, 1994, if the Corporation proposes to invest in, acquire or form all or part of an originator, owner or other producer of programming or content (including, without limitation, a film studio, network, film library or television programming producer) in a transaction valued at greater than $250 million, and if the Stock Option Agreement has not terminated with respect to the applicable purchaser thereunder or such purchaser has acquired shares of Common Stock pursuant to the Stock Option Agreement, the Corporation will give such purchaser along with Comcast, (and Liberty Media, if it has become a party to the Stockholders Agreement), to the extent the Corporation requires third party financing in connection with such transaction, a preferential opportunity, subject to applicable law, to participate meaningfully in any such transaction on an arm's-length basis and will negotiate in good faith concerning any such party's participation therein. None of BellSouth, Comcast and Liberty Media will be entitled to any such preferential opportunity, however, to the extent it is not legally permitted to participate in the relevant transaction. Contemporaneously with the execution of the Stock Option Agreement, Comcast and Liberty Media entered into an Acknowledgement and Agreement dated as of February 15, 1994, pursuant to which Comcast and Liberty Media acknowledged and agreed to the foregoing provisions of the Stock Option Agreement and further agreed that such provisions modified and replaced the $500 million stock option provisions of the Memorandum of Understanding.

     Comcast, Liberty Media, BellSouth, Advance, Arrow and Cox entered into a Letter Agreement dated as of February 15, 1994, pursuant to which the parties agreed that the Agreement Among Stockholders (whereby each of them agreed to vote all of their shares of voting securities of the Corporation, if any, in favor of any merger with Paramount and the issuance of securities in connection therewith) was terminated except that (i) each of Comcast, Liberty Media and Arrow will be required to vote all of its equity securities of the Corporation (to the extent such securities are entitled to vote with respect thereto) in favor of the issuance of the shares of Common Stock pursuant to the Stock Option Agreement and (ii) each of Comcast, Liberty Media, Arrow and BellSouth remains bound by the provision of the Agreement Among Stockholders acknowledging the Liberty-QVC Agreement.

     Brian L. Roberts and Ralph J. Roberts, directors and nominees for election as directors of the Corporation, are President and Chairman of the Board, respectively, of Comcast.

     The law firm of Gang, Tyre, Ramer & Brown, Inc., of which Mr. Ramer is a principal, has represented Mr. Diller in his individual capacity. Mr. Ramer and Mr. Diller are directors and nominees for election as directors of the Corporation.

     The QVC 13D Group has indicated to the Corporation its intention to vote all shares of Voting Stock beneficially owned by them in favor of the nominees to the Board of Directors set forth in Proposal No. 1 and in favor of Proposal Nos. 2, 3, 4, and 5 as described above.

     Each cable system operator which broadcasts the Corporation's program, including Comcast, Liberty Media, Time Warner Inc. and their respective affiliates, has entered into an Affiliation Agreement with the Corporation, providing that the cable system operator will receive a percentage of net sales within its service area in return for transmitting the Corporation's program as part of the cable system operator's basic cable service. The current commission rate is five percent.

     The Corporation has agreed that any future transaction between the Corporation and any officer, director, key employee or a shareholder owning at least 10% of the outstanding capital stock of the Corporation, or an affiliate of any such person, will be approved by a majority of the disinterested directors of the Corporation and will be on terms no less favorable to the Corporation than could be obtained from an unaffiliated third party.

     On October 31, 1989, the Company obtained a loan from Comcast Financial Corporation, an affiliate of Comcast, in the principal amount of $30 million to be used to provide a portion of the financing of the merger of QVC Acquisition Corp. with and into CVN Companies, Inc., whereby CVN Companies, Inc. became a wholly-owned subsidiary of the Corporation. Comcast Financial Corporation received a convertible promissory note (the "Convertible Note") in an equal principal amount and QVC Common Stock purchase warrants. Interest for the first year of the Convertible Note was paid in advance by the issuance by the Corporation to Comcast Financial Corporation of 1,000,000 Common Stock purchase warrants. Interest for the second year was paid by the issuance by the Corporation to Comcast Financial Corporation of warrants to purchase Common Stock and shares of Common Stock. On October 31, 1992, Comcast Financial Corporation converted the Convertible Note into 1,704,546 shares of Common Stock.

     On January 31, 1990, the Corporation obtained a loan from TCI Development Corporation in the principal amount of $50 million under an agreement entered into at the time of the acquisition of CVN Companies, Inc. The proceeds of the loan were used to repay the first term loan installment due under the Credit Agreement entered into at the time of the acquisition of CVN Companies, Inc. In 1991, TCI Development Corporation assigned the promissory note evidencing such loan to Liberty Media. In satisfaction of such note, concurrently with the closing of the public offering of the Corporation's Common Stock in October 1991, the Corporation (i) paid to Liberty Media approximately one-half of the outstanding principal and interest of the note from the proceeds of such public offering, (ii) issued to Liberty Media 2,269,552 shares of Common Stock, and
(iii) waived certain rights to repurchase 400,000 shares of Common Stock at $1.00 per share from Liberty Media, which rights resulted from the carriage shortfall of an affiliate of Liberty Media under its Affiliation Agreement with the Corporation.

     On December 23, 1992, the Company extended an offer (the "Offer") to all of the holders (the "Warrantholders") of warrants (the "Warrants") to purchase Common Stock to convert any or all of the Company's 9,479,913 outstanding Warrants into shares of Common Stock. Pursuant to the terms of the Offer, the Company offered, at the Warrantholder's election, (i) to issue to the Warrantholder, in exchange for the Warrantholder's Warrants, shares of Common Stock with an aggregate value (each share being valued at $37.75 per share, representing the average of the closing prices on the NASDAQ National Market System for the Common Stock for the five trading days ending December 22, 1992 (the "Conversion Price")) equal to the difference between the Conversion Price and the price at which the Warrants were exercisable (the "Exercise Price"), multiplied by the number of shares of Common Stock into which the Warrants were exercisable, or (ii) if the Warrantholder elected to exercise its Warrants by making payment of the Exercise Price in cash and delivery of the Warrant certificate, to issue the number of shares of Common Stock into which such Warrants were exercisable and repurchase from the Warrantholder, at the Conversion Price, all of the shares of Common Stock that could be purchased using all of the proceeds of the payment by the Warrantholder of the Exercise Price. In connection with election (ii) described above, the Company also offered to accept payment of the Exercise Price in shares of Common Stock valued at the Conversion Price. As a result of acceptances of the Offer by Liberty Media, Time Warner, Inc. and other Warrantholders (but not including Comcast), the Company has issued an aggregate of 6,790,551 shares of Common Stock (consisting of 6,385,979 shares issuable upon exercise of Warrants and 404,572 shares issuable upon exchange of Warrants), has repurchased 998,457 shares of Common Stock (with $37,692,000 cash proceeds received as a result of the exercise of Warrants) and accepted 1,424,404 shares of Common Stock as payment of the Exercise Price for certain Warrants, for a net issuance by the Company of 4,367,691 shares. Warrants to purchase 2,418,908 shares of Common Stock remain outstanding. Assuming that all such Warrants are exercised, the Company will receive approximately $38,604,000 in aggregate gross proceeds.

                                 OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in support of the judgment of Management of the Corporation.

                              FINANCIAL STATEMENTS

     A copy of the Corporation's Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations are included on pages 28 to 52 of the Corporation's Annual Report to Shareholders for the fiscal year ended January 31, 1994, which accompanies the Proxy Statement.

                              SHAREHOLDER PROPOSAL

     To be eligible for inclusion in the Corporation's proxy materials for the 1995 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than January 28, 1995 by Neal S. Grabell, Secretary of the Corporation, at the Corporation's principal executive offices, 1365 Enterprise Drive, West Chester, Pennsylvania 19380.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitation by mail and by the Corporation's regular officers and employees personally or by telephone, telegram, facsimile transmission or express mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, and regardless of the amount of your holdings, you are respectfully requested to complete and sign the enclosed proxy and promptly return it in the enclosed stamped addressed envelope. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                                          By Order of the Board of Directors

                                          Neal S. Grabell
                                          Secretary

Dated: May 31, 1994

West Chester, Pennsylvania

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1994 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE CORPORATION. TO OBTAIN A COPY, PLEASE WRITE TO: NEAL
S. GRABELL, SECRETARY, QVC, INC., 1365 ENTERPRISE DRIVE, WEST CHESTER, PENNSYLVANIA 19380.

                                                                       EXHIBIT A

                               QVC NETWORK, INC.
                   1993 QUALIFIED INCENTIVE STOCK OPTION PLAN

1.  Purpose of the Plan

     This 1993 Qualified Incentive Stock Plan ("Plan") is intended to afford an incentive to key managerial employees of QVC NETWORK, INC. (the "Company") to acquire a proprietary interest in the Company and to enable the Company to attract and retain such key employees. For purposes of this Plan, the Company's "parent" or "subsidiaries", if any, shall include any corporation which is a "parent corporation" or a "subsidiary corporation" within the meaning of Sections 425(e) and (f) of the Internal Revenue Code of 1986, as hereafter amended (the "Code").

2.  The Stock

     Except as provided in Sections 6 and 7, the number of shares of stock which may be optioned and sold under the Plan is 750,000 shares of Common Stock, $.01 par value, of the Company ("Shares"). If options granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject hereto shall again be available for the granting of options under this Plan. Shares which are the subject of options to purchase may be made available from authorized and unissued stock or from treasury stock.

3.  Eligibility

     An option shall be granted only to a person who at the time of the grant is a key managerial employee of the Company or its parent or a subsidiary of the Company. The term "key managerial employee" shall mean an employee (including officers), who has responsibility for the management of the Company or its parent or subsidiaries. The committee designated pursuant to Section 8 ("Committee") shall determine from time to time the key managerial employees to whom options shall be granted and the number of Shares subject to each option. Notwithstanding the foregoing, options for not more than 100,000 shares may be issued under the Plan to a Chairman, President or Executive Vice President of the Company or its parent or subsidiaries, options for not more than 50,000 shares may be issued under the Plan to any Senior Vice President of the Company or its parent or subsidiaries, options for not more than 25,000 shares may be issued under the Plan for any Vice President of the Company or its parent or subsidiaries, and options for not more than 10,000 shares may be issued under the Plan for any other employee of the Company or its parent or subsidiaries.

4.  Option Terms

     (a) Except as otherwise provided herein, the Option Price shall be fixed by the Committee at the time of the grant of such option and shall not be less than 100% of the fair market value of the stock at the time the option is granted. The Committee shall, in good faith, determine the fair market value of the stock (without regard to any restrictions other than a restriction which, by its terms, will never lapse) based upon a reasonable method of valuation adopted by the Committee, or such other method as may be permitted by the Code, or regulations or rulings promulgated thereunder. In no event shall the Option Price be less than the par value of the Shares. The Committee will use its best efforts to determine the fair market value of the Shares subject to the option, but neither the Committee nor the Company will be responsible for the payment of any tax imposed upon the participants, nor will they reimburse participants for their payment of any tax so imposed. Neither the Company, the Committee nor any member thereof makes or shall make any representation or warranty to any participant regarding the Federal or State income tax consequences or effects of participation in the Plan.

     (b) Subject to the provisions and limitations of this Plan, and subject to applicable securities, tax and other laws and regulations, options may be granted at such time or times and pursuant to such terms and conditions as may be determined by the Committee during the period this Plan is in effect.

     (c) Each Option shall provide that it may be exercised in not less than such number of equal installments which may be cumulative between three and six in number as shall be set forth in the Stock Option Agreement for such Option, commencing from the date set forth in the Stock Option Agreement for such Option; provided, however, that no option shall be exercised in full or in part after the expiration of ten (10) years from the date such option is granted. However, if the option is granted to an individual who at the time the option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary, such option shall not be exercisable in full or in part after the expiration of five (5) years from the date such option is granted. Except as otherwise specifically provided in the Stock Option Agreement between the Company and the employee, options which have been granted to an employee will continue to be exercisable only so long as the optionee remains an employee of the Company or its parent or a subsidiary of the Company. Notwithstanding anything to the contrary contained in this Section 4, the Committee may, in its sole discretion, accelerate the option exercise period, based upon its evaluation of an optionee's individual performance, as limited by subparagraph (d) hereof.

     (d) Shares to be purchased upon the exercise of any option shall be paid for, in full, in cash or by certified check payable to the order of the Company (or in certificates of stock issued by the Company, which stock shall be assigned a fair value by the Committee in its discretion) and delivered to the Company at the time of such exercise.

     (e) Each Option granted under the Plan shall be evidenced by a Stock Option Agreement between the Company and the employee. The Committee shall initially make all decisions as to the form of Stock Option Agreement to be entered into with each optionee. All forms of Stock Option Agreement shall contain such provisions, restrictions and conditions as are not inconsistent with this Plan but need not be identical. The provisions of this Plan shall be set forth in full or incorporated by reference in each Stock Option Agreement.

     (f) Except as otherwise specifically provided in the Stock Option Agreement between the Company and the employee, in the event an optionee retires or otherwise ceases to be employed by the Company or its parent or any subsidiary of the Company for any reason, including leaves of absences (other than a termination by death, permanent and total disability within the meaning of Section 22(e)(3) of the Code, or for cause), such employee shall have the right to exercise any options which became exercisable prior to retirement or cessation of employment but only within a period of three (3) months from the date of cessation of employment (but in any event not later than the termination date of the option), after which time any unexercised portion of all outstanding options shall expire. If the optionee dies during such three-month period, the executors, administrators, legatees or distributees of the optionee's estate shall have the right to exercise such options during the remainder of such period. In no event and under no circumstances may an option be exercised by an employee (or his personal representative) after termination of the optionee's employment for cause. Notwithstanding the foregoing provisions of this Section 4(f), the Stock Option Agreement between the Company and the employee may provide that upon the cessation of the employment of such employee, such employee shall have the right to exercise any options granted to the employee but only within a period of three (3) months from the date of cessation of employment (but in any event not later than the termination date of the option).

     (g) In the case of an employee who becomes permanently disabled within the meaning of Section 22(e)(3) of the Code while in the employ of the Company, or its parent or any subsidiary of the Company, any option which was exercisable on the date when such employee became disabled may be exercised within one (1) year after such employee ceases employment (but in no event later than the termination date of the option) after which time any unexercised portion of all outstanding options shall expire.

     (h) In the event of the death of an optionee while in the employ of the Company, its parent or any subsidiary of the Company, the executors, administrators, legatees or distributees of the estate of the optionee shall have the right to exercise any options which became exercisable prior to the optionee's death but only within a period of three (3) months from the date of the optionee's death (but in no event later than the termination date of the option), after which time any unexercised portion of all outstanding options shall expire. In the event an option is exercised by the executors, administrators, legatees or distributees of the estate of the optionee, under Subsection (f) or (h) of this Section 4, the Company shall be under no obligation to issue Shares hereunder unless and until the Company is satisfied that the person (or persons) exercising the option is the duly appointed legal representative of the optionee's estate or the proper legatee or distributee thereof.

5.  Non-Transferability

     No option granted hereunder shall be transferable by the optionee other than by Will or by the laws of descent and distribution, and options shall be exercisable, during the optionee's lifetime, only by such optionee; provided, however, that in the event an optionee shall be subject to a legal disability, his legal representative may exercise an option on his behalf.

6.  Stock Dividends or Recapitalization

     In the event of a stock dividend paid in shares of the class of stock subject to any option outstanding hereunder, or recapitalization, reclassification, splitup or combination of shares with respect to said class of stock, the Committee shall make appropriate adjustments to the Option Price under such option and to the kind and number of shares as to which such option is then exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and in any case an appropriate adjustment shall also be made in the total number and kind of event, and in any case an appropriate adjustment shall also be made in the total number and kind of shares of stock reserved for the future granting of options under this Plan. Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of all unexpired options outstanding hereunder.

7.  Merger, Consolidation, Reorganization, Liquidation, Etc.

     If the Company shall become a party to any corporate reorganization, merger, liquidation, spinoff, or agreement for the sale of substantially all of its assets and property, the Committee shall make appropriate arrangements, which shall be binding upon the holders of unexpired options rights, for the substitution of new options for any unexpired options then outstanding under this Plan, or for the assumption of any such unexpired options, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event.

8.  Administration of Plan

     (a) This Plan shall be administered by the Executive Compensation Committee (the "Committee") appointed by the Board of Directors. The Committee shall consist of a minimum of 2 and a maximum of 3 members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, have authority in its sole discretion to determine who are the officers and key employees of the Company or any parent or subsidiary of the Company eligible to receive options under this Plan; which officers and key employees shall in fact be granted an option or options; whether the option shall be an incentive stock option or a nonqualified stock option; the number of Shares to be subject to each of the options; the time or times at which the options shall be granted; and, subject to Section 4 hereof, the price at which each of the options is exercisable, the rate of option exercisability; and the duration of the option.

     (b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the committee on such matter. The Committee shall have the exclusive right to construe the Plan and the options issued pursuant to it, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of authority or discretion granted in connection with this Plan to the Committee or the Board of Directors, or for the acts or omissions of any other members of the Committee or the Board of Directors. Subject to the numerical limitations on Committee membership set forth in Subsection 8(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors if it so desires.

9.  Effective Date

     This Plan shall become effective upon adoption by the Board of Directors, subject to the approval by holders of a majority of the Common Shares present in person or by proxy and entitled to vote at the 1994 Annual Meeting of Shareholders. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

10.  Modification, Amendment, Suspension and Termination

     Unless sooner terminated, this Plan shall expire ten (10) years from the date the Plan is adopted by the Board of Directors, or from the date of shareholder approval, whichever is earlier. The Plan may be altered, suspended, discontinued or terminated by the Board of Directors at any time, but no action of the Board of Directors, unless approved by the shareholders, may increase the maximum number of shares to be offered for sale or issued under the Plan (except as permitted under Sections 6 and 7 above), change the manner of determining the minimum option price or the price of outstanding options or terms of payments, extend the term of the Plan or the period during which options may be granted or exercised, or change the description of the class of persons eligible to receive options under the Plan. Nothing contained herein shall be construed to permit a termination, modification or amendment adversely affecting the rights of any optionee under an existing option theretofore granted without the consent of such optionee.

11.  General

     (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or its parent or subsidiary or any other corporation affiliated with the Company, or interfere in any way with the rights of the Company or its parent or subsidiary or any corporation affiliated with the Company to terminate his or her employment.

     (b) Corporate action constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed completed as of the date when the Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by the employee.

     (c) The provisions of this Plan shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     (d) Wherever used herein, the singular shall be deemed to refer to and include the plural, and vice versa, where appropriate. Wherever used herein, the masculine shall be deemed to refer to and include the feminine and the neuter, and vice versa, where appropriate.

     (e) Nothing contained in this Plan or in any option agreement issued hereunder shall impose any liability or responsibility on the Company, the Board of Directors, the Committee or any member of either of the foregoing to pay, or reimburse any participant for the payment of any tax arising out of, or on account of the issuance of an option or options hereunder to any participant, a participant's exercise of any option issued under this Plan or a participant's sale, transfer or other disposition of any Shares acquired pursuant to the exercise of an option issued hereunder. Any person receiving an option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the participant will be solely responsible for all taxes to which he or she may be or become subject as a consequence of such participation.

     (f) As a condition to the exercise of any Option, the Company may require that an employee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise.

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT dated as of February 15, 1994 (this "Stock Option Agreement"), among QVC NETWORK, INC., a Delaware corporation (the "Company"), COX ENTERPRISES, INC., a Delaware corporation ("Cox"), ADVANCE PUBLICATIONS, INC., a New York corporation ("Advance"), and BELLSOUTH CORPORATION, a Georgia corporation ("BellSouth", and Cox, Advance and BellSouth each individually a "Purchaser").

     WHEREAS the Company had proposed to acquire (the "Acquisition") Paramount Communications Inc., a Delaware corporation; and

     WHEREAS the Acquisition has been abandoned, and each Purchaser wishes to have the option to acquire from the Company shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as provided in this Stock Option Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

     1. Grant of Options. The Company hereby grants to (i) BellSouth an irrevocable option (the "BellSouth Option") to purchase 8,627,934 shares of Common Stock (the "BellSouth Optioned Shares") for a purchase price of $517,676,040 (the "BellSouth Purchase Price"), (ii) Cox an irrevocable option (the "Cox Option") to purchase 2,833,333 shares of Common Stock (the "Cox Optioned Shares") for a purchase price of $170,000,000 (the "Cox Purchase Price") and (iii) Advance an irrevocable option (the "Advance Option") to purchase 2,833,333 shares of Common Stock (the "Advance Optioned Shares") for a Purchase Price of $170,000,000 (the "Advance Purchase Price"). The period during which the BellSouth Option, the Cox Option or the Advance Option may be exercised (the "Option Period") shall begin on the date hereof and shall end (the "Option Expiration Date") at 5:00 p.m. on the later of the date that is (i) August 15, 1994, or (ii) if receipt of the approval of the stockholders of the Company of the issuance of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares is required pursuant to Section 5(i) of
Part III of Schedule D of the By-laws of the National Association of Securities Dealers, Inc. (the "Stockholder Approval"), ten Business Days after the stockholders vote with respect to such matter (whether or not such approval is received, and provided that consummation of a Closing (as defined in Section 2(a)) shall remain subject to satisfaction of all conditions contained herein, including, without limitation, the conditions contained in Sections 8(iv) and 9(v)).

     2. Exercise of the Options; Termination. (a) BellSouth, Cox or Advance may exercise the BellSouth Option, Cox Option or Advance Option, as the case may be, in whole only at any time during the Option Period. In the event that BellSouth, Cox or Advance wishes to exercise the BellSouth Option, the Cox Option or the Advance Option, as the case may be, such exercising party shall give written notice thereof (the date of such notice being the "Notice Date") to the Company and the closing in connection therewith (a "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, N.Y. 10019, on a date (subject to the provisions of paragraph (b) below) not later than the later of ten Business Days following the Notice Date or two Business Days following the satisfaction or waiver of the Closing conditions contained in Sections 8 and 9 of this Stock Option Agreement; provided, however, that (subject to the provisions of paragraph (b) below) if a Closing does not occur before the tenth Business Day after the Option Expiration Date (the "Option Termination Date"), the BellSouth Option, the Cox Option or the Advance Option, as the case may be, shall automatically terminate on such date and the parties with respect to whom such termination has occurred shall have no further rights or obligations hereunder.

     (b) To the extent that the condition to BellSouth's obligation to purchase the BellSouth Optioned Shares set forth in Section 8(vii) hereof (the "MFJ Condition") has not been satisfied, the Closing with respect thereto (but not the Option Period) may be delayed by BellSouth (if BellSouth has given the written notice of exercise described above during the Option Period) until the tenth Business Day after satisfaction of the MFJ Condition, and the consummation of the exercise of the BellSouth Option may be conditioned upon satisfaction of the MFJ Condition; provided, however, that if the Company fulfills its obligations pursuant to Section 6(c) hereof and BellSouth nevertheless is unable to acquire the BellSouth Optioned Shares as a result of the failure of the MFJ Condition to be satisfied on or prior to February 15, 1996, then the BellSouth Option shall automatically be terminated on such date and the Closing with respect thereto shall not occur (the "MFJ Option Termination Date"). BellSouth agrees to provide the Company prompt written notice of the receipt of approval, waiver or other resolution of any MFJ problems, with the date for the Closing then being the 10th Business Day after the day such notice is given. The term "Business Day" shall mean any day of the year other than a day on which banks are required or authorized to be closed in the City of New York.

     (c) On the Option Expiration Date, if the BellSouth Option, the Cox Option, or the Advance Option, as the case may be, has not been exercised on or before such date, or upon termination of the BellSouth Option, the Cox Option or the Advance Option, as the case may be, on the Option Termination Date or the MFJ Option Termination Date, the terms of this Stock Option Agreement shall thereafter become void and have no effect as to the Company and the Purchaser with respect to whom such termination or expiration occurs, and no such party hereto or directors or officers in respect thereof, except for the obligations set forth in Section 6(f), and except that nothing herein will relieve any party from liability for any breach of this Stock Option Agreement (except a non-wilful breach of the representations and warranties in Sections 4 and 5, in which case termination of this Stock Option Agreement shall be the sole remedy) prior to such termination.

     3. Payment of Purchase Price and Delivery of Certificate for Optioned Shares. At a Closing of the BellSouth Option, the Cox Option or the Advance Option, as the case may be, (i) BellSouth will pay the Company the BellSouth Purchase Price, Cox will pay the Company the Cox Purchase Price and Advance will pay the Company the Advance Purchase Price, in each case by wire or intrabank transfer in immediately available funds to an account or accounts designated by the Company as far in advance of such Closing as is reasonably practicable and
(ii) the Company will deliver to BellSouth, Cox or Advance, as the case may be, a duly executed certificate or certificates representing the BellSouth Optioned Shares, Cox Optioned Shares or Advance Optioned Shares, as the case may be, registered in the name of BellSouth, Cox or Advance, as the case may be, in the denominations designated by BellSouth, Cox or Advance, as the case may be, in its notice of exercise.

     4. Representations and Warranties of Company. The Company hereby makes the following representations and warranties to each Purchaser (except the representation and warranty set forth in paragraph (o), which is for the sole benefit of BellSouth):

     (a) Corporate Existence. The Company and each corporation which is a "significant subsidiary" as defined in Regulation S-X under the Securities Act of 1993, as amended (the "Securities Act"), of the Company (a "Significant Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to own and operate its properties and conduct its business as now conducted by it. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such corporation owns or leases substantial properties or in which the conduct of its business requires such qualification and in which failure of such corporation to be so qualified and in good standing would have a material adverse effect upon the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

     (b) Authorization; Enforcement. The Company has full corporate power and authority to execute and deliver this Stock Option Agreement and (subject to obtaining the Stockholder Approval) to perform its obligations hereunder in accordance with its terms. The Company has taken all necessary corporate action to authorize the execution and delivery of this Stock Option Agreement and (other than obtaining the Stockholder Approval) the consummation of the transactions contemplated hereby. This Stock Option Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (assuming due authorization, execution and delivery by each Purchaser), subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and to general equity principles.

     (c) Compliance with Law. (i) Neither the Company nor any Significant Subsidiary has received notice, nor believes that it is in violation of any statute, regulation or order of, or any restriction imposed by, the United States of America, any state, municipality or other political subdivision having jurisdiction over it or any agency thereof, in respect of the conduct of its business or the ownership of its properties, that is expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

          (ii) Subject to the expiration or early termination of the applicable waiting period under the HSR Act (as defined in paragraph (e) of this Section 4), the execution and delivery by the Company of this Stock Option Agreement does not, and the performance by the Company of its obligations hereunder and the transactions contemplated hereby will not, violate any provision of any material law or regulation, or any existing writ or decree of any court or governmental authority applicable to it.

     (d) Compliance with Obligations. (i) Neither the Company nor any Significant Subsidiary is in violation of or in default under any obligation, agreement, covenant or condition contained in its Certificate of Incorporation or By-laws, or in any contract, lease or other instrument to which it is a party (or which is binding on it or its assets), other than for such violations or defaults the occurrence of which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

          (ii) The execution and delivery by the Company of this Stock Option Agreement does not, and the performance by the Company of its obligations hereunder and the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, its Restated Certificate of Incorporation or By-laws, or any other material agreement or instrument to which it is a party (or which is binding on it or its assets) and will not result in the creation of any lien on, or security interest in, any of its assets.

     (e) Consents and Approvals. All consents, approvals, authorizations and orders (other than (i) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) Stockholder Approval) required for the Company to execute and deliver this Stock Option Agreement and to consummate the transactions contemplated hereby have been obtained.

     (f) Exchange Act Reports. Each of the Company's (i) Annual Reports on Form 10-K, for the fiscal years ended after January 31, 1990, (ii) Quarterly Reports on Form 10-Q for the current fiscal year and (iii) proxy statement for the most recently called annual meeting (collectively, the "SEC Documents"), has been duly and timely filed, and when filed was in substantial compliance with the requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations of the Securities and Exchange Commission thereunder (the "Exchange Act"). Each of the SEC Documents was complete and correct in all material respects as of its date and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (g) Financial Condition. The consolidated balance sheets of the Company and its consolidated subsidiaries as of (i) January 31, 1990, 1991 and 1992, and
(ii) October 31, 1993, together with consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended in the case of (i) above, or the three months and nine months then ended, in the case of
(ii) above, contained in the SEC Documents and, in the case of (i) above, certified by KPMG Peat Marwick, fairly present the financial condition of the Company and its consolidated subsidiaries and the results of their operations and changes in financial position as of the dates and for the periods referred to and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied (except, in the case of (ii) above, that the consolidated financial statements have been prepared in accordance with Exchange Act Form 10-Q and do not necessarily reflect all normal audit adjustments throughout the periods involved).

     (h) Litigation. Except as disclosed in the SEC Documents or as otherwise disclosed in writing to each Purchaser and identified as an exception to this representation, there is no legal action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or the assets of any of them which is expected by the Company to materially and adversely affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, or its ability to perform or observe any obligation or condition under this Stock Option Agreement.

     (i) Material Adverse Change. Except as disclosed in the SEC Documents or as otherwise disclosed in writing to each Purchaser prior to the exercise of the BellSouth Option, Cox Option or Advance Option, as the case may be, there has been no material adverse change in the business, financial condition, results of operations or prospects, of the Company and its consolidated subsidiaries since October 31, 1993, it being understood that the incurrence and payment of fees and expenses related to the Acquisition shall not give rise to or result in a breach of this representation.

     (j) Governmental Investigations. To the knowledge of the Company, except as disclosed to each Purchaser in writing and identified as an exception to this representation, there are no pending or threatened governmental investigations or proceedings against the Company or any of its controlled affiliates or against any officers, directors or employees of the Company or any of its controlled affiliates, related to possible violations of any material Federal, state or local law.

     (k) Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 175,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.10 per share. As of February 28, 1994, 27,788 shares of Series B Preferred Stock, 530,757 shares of Series C Preferred Stock, 938 shares of Series D Preferred Stock and 39,902,822 shares of Common Stock were validly issued and outstanding, fully paid and nonassessable. The Company is the sole beneficial owner of all of the outstanding capital stock of each Significant Subsidiary and has good and valid title to all shares of such outstanding capital stock, free and clear of all liens and encumbrances, and all shares of such outstanding capital stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the rights set forth in the Stockholders Agreement (as defined in Section 6(e)) and the Understanding Among Stockholders (as defined in Section 8(viii)), there are no preemptive or similar rights in respect of the capital stock of the Company or any Significant Subsidiary. The Company has previously delivered to each Purchaser true, complete and correct copies of the Restated Certificate of Incorporation and By-laws of the Company, which are in full force and effect on the date hereof. Except as provided in this Stock Option Agreement and the Liberty-QVC Agreement dated as of November 11, 1993 (the "Repurchase Agreement"), between the Company and Liberty Media Corporation ("Liberty"), as disclosed in the SEC Documents, or as disclosed to each Purchaser in writing and identified as an exception to this representation, there are no outstanding options, warrants, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company or any Significant Subsidiary is obligated to issue, sell, purchase, repurchase, return or redeem any shares of capital stock or other securities of the Company or any Significant Subsidiary and there are not any securities of the Company or any Significant Subsidiary reserved for such purpose.

     (l) Common Stock. The BellSouth Optioned Shares, the Cox Optioned Shares and the Advance Optioned Shares to be issued in accordance with the terms of this Stock Option Agreement have been duly authorized; upon issuance to the Purchasers as provided hereunder, such shares will be validly issued, fully paid and nonassessable; and such shares are not subject to any preemptive or similar rights.

     (m) Nasdaq National Market. The outstanding Common Stock has been included for quotation in the Nasdaq National Market. The Company's agreement with the NASD with respect thereto is in full force and effect and no action has been taken or threatened by the NASD with respect to the suspension from trading of the Common Stock.

     (n) Securities Act Registration. Assuming the accuracy of the representation contained in paragraph (g) of Section 5 with respect to the applicable Purchaser, the issuance and sale of the BellSouth Optioned Shares, the Cox Optioned Shares and the Advance Optioned Shares, as the case may be, will be exempt from the registration and prospectus delivery requirements of the Securities Act.

     (o) MFJ Activities. Set forth on Exhibit 1 is a complete list, as of the date hereof, of (i) all interLATA transmission facilities and services (including, without limitation, satellite uplink facilities, satellite transponders, receive-only earth stations and 800 numbers) and (ii) any activities which constitute the manufacture or distribution of telecommunications equipment or the manufacture of customer premises equipment (but not the distribution of customer premises equipment) (collectively, "MFJ Activities"), owned or provided by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries directly or indirectly, engages or participates, alone or with any individual or entity, whether as a principal, agent, reseller, representative, consultant or independent contractor, in any MFJ Activity, other than activities listed on Exhibit 1. For purposes of this Stock Option Agreement, "interLATA" means telecommunications between a point or points located in one LATA, or within one service area or an independent telephone company associated with the LATA, and a point or points located in one or more LATAs or points outside a LATA, in each case as LATAs and associated telephone company areas have been approved in the Modification of Final Judgment entered August 24, 1982, by the U.S. District Court of the District of Columbia (the "MFJ"). BellSouth acknowledges that the Company has no expertise in MFJ matters and that the Company's knowledge with respect to MFJ matters consists solely of BellSouth's descriptions of such matters.

     5. Representations and Warranties of Each Purchaser. Each Purchaser hereby severally with respect to itself only, and not jointly, makes the following representations and warranties to the Company (except that the representation and warranty contained in paragraph (i) is made solely by BellSouth):

     (a) Corporate Existence. Such Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation.

     (b) Authorization; Enforcement. Such Purchaser has full power and authority to execute and deliver this Stock Option Agreement, and to perform its obligations under and as contemplated by this Stock Option Agreement in accordance with its terms. Such Purchaser has taken all necessary action to authorize the execution and delivery of this Stock Option Agreement and the transactions contemplated hereby. This Stock Option Agreement is a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms (assuming due authorization, execution and delivery by the Company), subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and to general equity principles.

     (c) Compliance with Law. (i) Such Purchaser has not received notice, and does not believe, that it is in violation of any statute, regulation or order of, or any restriction imposed by, the United States of America, any state, municipality or political subdivision having jurisdiction over it or any agency thereof, in respect of the conduct of its business or the ownership of its properties, that it expects to materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Stock Option Agreement.

          (ii) Subject to the consents and approvals listed in paragraph (e) of this Section 5, the execution and delivery by such Purchaser of this Stock Option Agreement does not, and the performance by such Purchaser of its obligations and the transactions contemplated hereby will not, violate any provision of any material law or regulation, or any existing writ or decree of any court of governmental authority applicable to it.

     (d) Compliance with Obligations. (i) Such Purchaser is not in violation of or in default under any obligation, agreement, covenant or condition contained in its organizational documents or by-laws, or in any contract, lease or other instrument to which it is a party (or which is binding on its assets), other than such violations or defaults the occurrence of which would not materially and adversely affect such Purchaser's ability to consummate the transactions contemplated by this Stock Option Agreement.

          (ii) The execution and delivery by such Purchaser of this Stock Option Agreement does not, and the performance by such Purchaser of its obligations hereunder and the transactions completed hereby will not, violate, conflict with or constitute a breach of, or default under, any charter or similar instrument, or any other material agreement or instrument to which it is a party or which is binding on it or its assets.

     (e) Consents and Approvals. All consents, approvals, authorizations and orders (other than (i) under the HSR Act, (ii) with respect to BellSouth, matters related to the MFJ and (iii) the Stockholder Approval) of governmental or other third parties required for such Purchaser to execute and deliver this Stock Option Agreement, and to consummate the transactions contemplated hereby have been obtained.

     (f) Litigation. There is no legal action, suit, investigation or proceeding pending or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser or any of its subsidiaries or the assets of any of them which is expected by such Purchaser materially and adversely to affect its ability to perform or observe any obligation or condition under, or consummate the transactions contemplated by, this Stock Option Agreement.

     (g) Status and Investment Intent. Such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, and it is purchasing the securities hereunder for its own account and (subject to its property being at all times within its control) not with a view to any resale, distribution or other disposition thereof.

     (h) Governmental Investigation. To the knowledge of such Purchaser there are no pending or threatened governmental investigations or proceedings against it or any of its controlled affiliates or against any officers, directors or employees of such Purchaser or any of its controlled affiliates which are expected by such Purchaser to materially and adversely affect its ability to perform or observe any obligation or condition under this Stock Option Agreement.

     (i) MFJ Activity. BellSouth represents that, to its knowledge, neither the Company nor any of its subsidiaries, directly or indirectly engages or participates, alone or with any individual or entity, as a principal, agent, reseller, representatives, consultant or independent contractor, in any MFJ Activity, other than activities listed on Exhibit 1. BellSouth further represents that, to its knowledge, the Company's implementation of its Q-2 programming will not result in the Company engaging or participating, alone or with any individual or entity, as a principal, agent, reseller, representative, consultant or independent contractor, in any MFJ Activity. The parties acknowledge that BellSouth's representations hereunder are made in reliance upon the truthfulness and completeness of the responses to the questions BellSouth has asked the Company.

     6. Covenants of the Parties. Each of the Company and each Purchaser makes the following covenants applicable to it (provided, however, that paragraphs
(c), (d), (e), (i) and (m) are made only between and for the benefit of the Company and BellSouth, and that paragraph (k) is made only between and for the benefit of the Company and each of Cox or Advance, as the case may be):

     (a) Stockholder Approval. As promptly as practicable (which may be as late as the Company's next annual stockholders meeting), the Company shall call a stockholders meeting to obtain Stockholder Approval for the issuance of the BellSouth Optioned Shares, the Cox Optioned Shares and the Advance Optioned Shares and shall use its reasonable best efforts to obtain the Stockholder Approval.

     (b) Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock the full number of the BellSouth Optioned Shares, the Cox Optioned Shares and the Advance Optioned Shares.

     (c) Satisfaction of MFJ Condition. Exhibit 2 sets forth the steps that the Company is required to take to permit BellSouth to purchase the BellSouth Optioned Shares pursuant to this Stock Option Agreement in compliance with the MFJ (the "MFJ Transactions"). As promptly as practicable, the Company and BellSouth shall use their reasonable best efforts to permit BellSouth to make investments contemplated hereby (including acquiring the BellSouth Optioned Shares pursuant to the terms of this Stock Option Agreement or participating in certain acquisitions and joint ventures as contemplated by Section 6(g)) without violation of the MFJ. Without limiting the foregoing, the Company agrees to effectuate the MFJ Transactions promptly, and in any event within one year of the date hereof.

     (d) Other MFJ Related Activities. So long as (i) the Option Period has not expired, (ii) BellSouth has exercised the BellSouth Option to acquire the BellSouth Optioned Shares and is attempting in good faith to cause the satisfaction of all conditions to Closing with respect to such exercise, including the MFJ Condition, or (iii) BellSouth continues to own at least 2,588,380 shares of Common Stock (as adjusted consistently with the provisions of Section 7), the Company will avoid engaging in new activities in a manner that would, in BellSouth's good faith judgment, based upon the written advice of counsel (which may be internal corporate counsel), advance written notice of which has been provided to the Company, result in a potential violation of the MFJ, as applicable to BellSouth, subject to BellSouth's obligation to make all reasonable efforts to permit the Company to undertake an activity it wishes to pursue without any such violation. In connection with the Company's obligation to avoid conducting new activities in a manner that would result in a violation of the MFJ, such activities may be conducted in a separate entity in which BellSouth owns no interest (or otherwise structured to BellSouth's reasonable satisfaction) so long as (i) BellSouth shall have been given a reasonable opportunity (including obtaining the Company's reasonable cooperation) to take steps to conduct such potentially violative activities (or a portion thereof, to the extent reasonable) in the Company in a manner or to the extent permitted by the MFJ and (ii) the Company will have the right to reacquire such activities from such other entity if such potentially violative activities are no longer prohibited by the MFJ; provided, however, that the reservation of such reacquisition right does not result in a material economic detriment to the Company.

     (e) Open Market Purchases. After BellSouth becomes a party to the Stockholders Agreement dated as of July 16, 1993, among Comcast Corporation ("Comcast"), Arrow Investments, L.P. ("Arrow"), Liberty and Barry Diller (the "Stockholders Agreement") and so long as Comcast, Liberty, Arrow or BellSouth, as the case may be, remains an Eligible Stockholder thereunder, the Company will not take any action to (i) block or prevent open market purchases by such Eligible Stockholder (or Liberty, if it has become a party to the Stockholders Agreement pursuant to Section 5 of the Repurchase Agreement) of shares of Common Stock so long as such entity's total fully diluted voting power of the Company does not exceed 35% of the fully diluted outstanding voting power of the Company or (ii) discriminate against such Eligible Stockholder (or Liberty, if it has become a party to the Stockholders Agreement pursuant to Section 5 of the Repurchase Agreement) as a stockholder or deprive BellSouth, Comcast or Arrow (or Liberty, if it has become a party to the Stockholders Agreement pursuant to Section 5 of the Repurchase Agreement) of full rights as a stockholder of the Company.

     (f) Additional Information and Confidentiality. Prior to the termination of this Stock Option Agreement with respect to a Purchaser, the Company agrees to provide such Purchaser with all information which such Purchaser may reasonably request concerning the Company's business, financial condition and prospects. Such Purchaser agrees to keep all such information (and other confidential information previously supplied to such Purchaser) confidential and not to use such information other than in connection with its investment hereunder or to disclose any such information to any third party unless (i) it receives the express written consent of the Company, (ii) such information otherwise is or becomes publicly available (except where such Purchaser knows that such information became publicly available as a result of a breach of any confidentiality arrangement) or (iii) in its reasonable judgement it is required by applicable law to do so, and then only to the extent it is so required, in each case, to the extent practicable, only after notice to and consultation with the Company. In the event that this Stock Option Agreement is terminated, such Purchaser shall forthwith return to the Company or destroy all information (including all copies of any documents) obtained by such Purchaser and required to be kept confidential pursuant to this paragraph.

     (g) Certain Acquisitions and Ventures. For a period of 18 months from the date hereof, if the Company proposes to invest in, acquire or form all or part of an originator, owner or other producer of programming or content (including, without limitation, a film studio, network, film library or television programming producer) in a transaction valued at greater than $250 million, if this Stock Option Agreement has not terminated with respect to a Purchaser or such Purchaser has acquired shares of Common Stock pursuant to this Stock Option Agreement, the Company will give such Purchaser along with Comcast (and Liberty, if it has become a party to the Stockholder's Agreement pursuant to Section 5 of the Repurchase Agreement), to the extent the Company requires third party financing in connection with such transaction, a preferential opportunity to participate meaningfully in any such transaction on an arm's-length basis and will negotiate in good faith concerning any such party's participation therein. In connection with the foregoing but subject to the obligations of BellSouth and the Company set forth in Section 6(c) hereof, none of Comcast, Cox, Advance, Liberty or BellSouth shall be entitled to any such preferential opportunity, to the extent it is not legally permitted to participate in the relevant transaction.

     (h) Certain Consents and Approvals. Each of the Company and such Purchaser shall use its reasonable efforts to obtain, or to assist the other in obtaining, as soon as practicable (i) expiration or early termination of the applicable waiting period under the HSR Act and (ii) all other governmental approvals required in connection with the transactions contemplated by this Stock Option Agreement.

     (i) Operations in Ordinary Course. From the date hereof until the Closing hereunder with respect to BellSouth or termination of this Stock Option Agreement with respect to BellSouth, except for those actions consented to by BellSouth in advance in writing, the Company shall conduct its business in the ordinary course and substantially in accordance with past practice. For purposes of this covenant, any actions that under the Company's practices existing on the date hereof are taken or authorized to be taken by the executive officers of the Company without approval of the Board of Directors shall constitute ordinary course. In addition, any action taken by the Company with the approval of the Eligible Stockholders (as defined in the Stockholders Agreement) or its Board of Directors shall be deemed to be in the ordinary course and substantially in accordance with past practice if the Eligible Stockholders or the directors designated by the Eligible Stockholders voted in favor of such action pursuant to and in compliance with Paragraph 3(a) of the Understanding Among Stockholders (as defined in Section 8(viii)).

     (j) Transfers; Restrictive Legend. Each Purchaser acknowledges that the shares of Common Stock to be issued pursuant to this Stock Option Agreement have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration. The certificates evidencing shares of Common Stock to be issued pursuant to this Stock Option Agreement shall bear the following legend until such time as such Purchaser or any transferee thereof delivers an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required:

     THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT
     REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     In addition, certificates evidencing the BellSouth Optioned Shares shall bear the following additional legend:

     THESE SECURITIES MAY BE SUBJECT TO THE RESTRICTIONS CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 16, 1993, AMONG THE
     SIGNATORIES THERETO, AS MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF QVC NETWORK, INC.

     (k) Obtaining Consents. At any time from the date hereof, if any legally imposed condition exists to the issuance of Common Stock pursuant to the Cox Option or the Advance Option, Cox or Advance may notify the Company that it intends to exercise the Cox Option or the Advance Option, as applicable, upon the satisfaction of any such legally imposed condition and request that the Company use its reasonable efforts to assist Cox or Advance in satisfying such condition (including cooperating with the preparation of, or participating in, any governmental filing or application required to be made by Cox or Advance); provided, however, that (i) any such request by Cox or Advance shall not obligate Cox or Advance to exercise the Cox Option or the Advance Option, as applicable, and (ii) if Cox or Advance elects not to exercise the Cox Option or the Advance Option, as the case may be, such Purchaser shall indemnify the Company for the costs and expenses incurred by the Company in taking any action requested by such Purchaser pursuant to this paragraph that would not have been otherwise required under this Stock Option Agreement. Any such condition shall not extend the Option Termination Date.

     (l) Cooperation. The parties shall cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Stock Option Agreement. Subject to the terms and conditions of this Stock Option Agreement, the Company and each Purchaser agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and implement, as soon as reasonably practicable, the transactions contemplated by this Stock Option Agreement.

     (m) Stockholders Agreement. At the Closing of the BellSouth Option, BellSouth agrees to become a party to the Stockholders Agreement in accordance with the terms of the Understanding Among Stockholders.

     (n) Registration Rights. The Company will use reasonable efforts to provide each of Advance and Cox, if such entity purchases shares of Common Stock pursuant to its option hereunder, with one demand registration of such shares purchased hereunder (or a portion thereof, but not less than 25% of the shares so purchased), subject to such selling entity entering into a registration rights agreement reasonably acceptable to the Company. Such registration rights shall not be transferable and may be exercised at any time after the first anniversary of the purchase of shares hereunder and not after the third anniversary thereof. The entity requesting registration shall bear all of the Company's expenses in connection with the registration and sale of such entity's shares.

     7. Adjustments Upon Changes in Capitalization. If on or after the date of this Stock Option Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company as a result of which (i) shares of any class of stock, other securities, cash or other property would have been issued in respect of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares had such shares been outstanding at such time (the "Additional Property") or (ii) the Common Stock issuable as the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities (the "New Optioned Securities"), then upon the Closing of the acquisition of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance

Optioned Shares, BellSouth, Cox or Advance, as the case may be, shall receive for the BellSouth Purchase Price, Cox Purchase Price or the Advance Purchase Price payable upon such closing (x) in the case of clause (i) above, the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares plus the Additional Property and (y) in the case of clause (ii) above, the New Optioned Securities.

     8. Conditions to Obligations of each Purchaser. The obligations of each Purchaser to consummate a Closing after the exercise of the BellSouth Option, the Cox Option or the Advance Option, as the case may be, are, at the option of such Purchaser, subject to the satisfaction of the following conditions precedent (except the conditions precedent contained in paragraphs (vii) and (viii) are for the sole benefit of BellSouth):

          (i) Representations and Warranties. The representations and warranties made by the Company in this Stock Option Agreement shall have been true and correct when made, and except for the representations set forth in paragraphs (c), (d), (f), (g), (h), (i), (j), (m) and (o) of
     Section 4 (the "Exercise Representations"), shall be true and correct on the date of Closing as though such representations and warranties were made on and as of such date, and the Exercise Representations (except, with respect to Cox and Advance, paragraph (o) of Section 4) shall have been true and correct on the date the BellSouth Option, Cox Option or Advance Option, as the case may be, was exercised (except that, in each case, representations and warranties that are made as of a specific date need be true and correct only as of such date).

          (ii) Compliance with Agreements and Conditions. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Stock Option Agreement to be performed or complied with by the Company at or before the date of Closing (unless such agreement, obligation or condition was not for the benefit of the relevant Purchaser).

          (iii) Litigation. There shall not then be in effect any order enjoining or restraining the acquisition of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares, as the case may be, or the other transactions contemplated by this Stock Option Agreement, and there shall not then be threatened or instituted any action or proceeding by any governmental body or agency with respect to the acquisition of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares or the other transactions contemplated by this Stock Option Agreement.

          (iv) Stockholder Approval. To the extent required in connection with the purchase of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares pursuant to the terms of this Stock Option Agreement, the Company shall have received the Stockholder Approval.

          (v) Certificate. Such Purchaser shall have received a certificate executed on behalf of the Company by an executive officer acceptable to the Purchaser and dated the date of Closing, to the effect that the conditions set forth in clauses (i), (ii) and (iv) above have been satisfied.

          (vi) Requisite Approvals. The Company and such Purchaser shall have obtained all requisite consents or approvals from each Federal, state and any other governmental agency, authority or regulatory body necessary in order to permit the acquisition and sale and issuance of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares, as the case may be, and the consummation of the other transactions contemplated under this Stock Option Agreement, and all HSR Act and other governmental waiting periods applicable to such transactions shall have expired.

          (vii) MFJ Condition. The Company shall have effected the MFJ Transactions and BellSouth shall have concluded, in its good faith judgment based upon the written advice of counsel (which may be internal corporate counsel) that BellSouth's acquisition of the BellSouth

     Optioned Shares as contemplated by this Stock Option Agreement would not result in a potential violation of the MFJ.

          (viii) Performance of Understanding Among Stockholders. Liberty Media Corporation, Comcast and Arrow Investments, L.P. shall have performed all their obligations pursuant to the Understanding Among Stockholders dated as of November 11, 1993, among BellSouth and such parties (the "Understanding Among Stockholders"); BellSouth shall, concurrently with the Closing of the BellSouth Option, become a party to the Stockholders Agreement as contemplated by the Understanding Among Stockholders; and the Stockholders Agreement shall, concurrently with the Closing of the BellSouth Option, be amended as contemplated by the Understanding Among Stockholders in connection with a purchase of BellSouth Optioned Shares pursuant to this Stock Option Agreement.

     9. Conditions to Obligations of the Company. The obligations of the Company to consummate a Closing after the exercise by a Purchaser of the BellSouth Option, the Cox Option or the Advance Option, as the case may be, are, at the option of the Company, subject to the satisfaction of the following conditions precedent:

          (i) Representations and Warranties. The representations and warranties made by such Purchaser in this Stock Option Agreement shall have been true and correct when made, and shall be true and correct on the date of Closing as though such representations and warranties were made on and as of such date (except that representations and warranties that are made as of a specific date need be true and correct only as of such date).

          (ii) Compliance with Agreements and Conditions. Such Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Stock Option Agreement to be performed or complied with by such Purchaser at or before the date of Closing.

          (iii) Litigation. There shall not then be in effect any order enjoining or restraining the sale and issuance of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares, as the case may be, or the other transactions contemplated by this Stock Option Agreement, and there shall not then be threatened or instituted any action or proceeding by any governmental body or agency with respect to the sale and issuance of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares, as the case may be, or the other transactions contemplated by this Stock Option Agreement.

          (iv) Certificate. The Company shall have received a certificate executed on behalf of such Purchaser by an executive officer acceptable to the Company to the effect that the conditions set forth in clauses (i) and
     (ii) above have been satisfied.

          (v) Stockholder Approval. To the extent required in connection with the sale and issuance of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares, as the case may be, pursuant to the terms of this Stock Option Agreement, the Company shall have received the Stockholder Approval.

          (vi) Requisite Approvals. The Company and such Purchaser shall have obtained all requisite consents or approvals from each Federal, state and any other governmental agency, authority or regulatory body necessary in order to permit the acquisition and sale and issuance of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares, as the case may be, and the consummation of the other transactions contemplated by this Stock Option Agreement, and all HSR Act and other governmental waiting periods applicable to such transactions shall have expired.

     10. Further Assurances. If a Purchaser shall exercise the BellSouth Option, the Cox Option or the Advance Option, as the case may be, in accordance with the terms of this Stock Option Agreement, from time to time and without additional consideration the Company will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, and other instruments as such Purchaser may reasonably request for the purpose of effectively transferring ownership of the BellSouth Optioned Shares, the Cox Optioned Shares or the Advance Optioned Shares, as the case may be, to such Purchaser as contemplated by this Stock Option Agreement.

     11. Assignment. Neither this Stock Option Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other party, except that a Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of such Purchaser; provided, however, that at all times such entity remains a direct or indirect wholly-owned subsidiary of such Purchaser. Subject to the preceding sentence, this Stock Option Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     12. General Provisions. (a) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Stock Option Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

     (b) Expenses. Whether or not the BellSouth Option, the Cox Option or the Advance Option is exercised, all costs and expenses incurred in connection with this Stock Option Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     (c) Amendments. This Stock Option Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (d) Notices. All notices and other communications hereunder shall be validly given or served, as the case may be, if in writing and delivered personally or mailed by registered or certified mail (return receipt requested) or sent by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i) if to the Company, to:

           QVC Network, Inc.
           1365 Enterprise Drive
           Goshen Corporate Park
           West Chester, PA 19380

           Attention: Neal S. Grabell, Esq.
                       Senior Vice President and
                       General Counsel;
           Fax: (610) 430-2380

           With a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019

           Attention: Pamela S. Seymon, Esq.
           Fax: (212) 403-2000

          (ii) if to BellSouth, to:

           BellSouth Corporation
           1155 Peachtree Street, N.E.
           Atlanta, GA 30367-6000

           Attention: Walter H. Alford, Esq.
           Fax: (404) 249-5908

           With a copy to:

           Cravath, Swaine & Moore
           825 Eighth Avenue
           Worldwide Plaza
           New York, New York 10019

           Attention: Philip A. Gelston, Esq.
           Fax: (212) 474-3700

          (iii) if to Cox, to:

           Cox Enterprises, Inc.
           1400 Lake Hearn Drive
           Atlanta, GA 30319

           Attention: John R. Dillon
           Fax: (404) 843-5104

           With a copy to:

           Dow, Lohnes & Albertson
           1255 Twenty-Third Street
           Washington, DC 20037

           Attention: Stuart Sheldon, Esq.
           Fax: (202) 857-2900

          (iv) if to Advance:

           Advance Publications, Inc.
           c/o Newark Morning Ledger Co.
           Star-Ledger Plaza
           Newark, NJ 07101

           Attention: Donald E. Newhouse
           Fax: (201) 621-2604

           With a copy to:

           Sabin, Berman & Gould
           350 Madison Avenue
           New York, NY 10017

           Attention: Craig D. Holleman, Esq.
           Fax: (212) 692-4406

     (e) Interpretation. When a reference is made in this Stock Option Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Stock Option Agreement unless otherwise indicated. The headings contained in this Stock Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stock Option Agreement.

     (f) Counterparts. This Stock Option Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     (g) Entire Agreement; Third-Party Beneficiaries. This Stock Option Agreement (including the documents and instruments referred to herein and Exhibits 3, 4 and 5 and the agreements referred to therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings (including, without limitation, the Memorandum of Understanding dated November 11, 1993, between BellSouth and the Company, the Commitment Letter dated November 19, 1993, between BellSouth and the Company and the Equity Commitment Letter dated November 11, 1993, among Comcast, the Company, Cox and Advance, each as heretofore amended), both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or obligations hereunder, except with respect to (x) paragraphs (e) and (g) of Section 6, which are for the explicit benefit of the persons mentioned therein and (y) paragraph (m) of
Section 6, which is for the benefit of the Eligible Stockholders, and such paragraphs may not be amended, waived or altered to the detriment of any person benefitting therefrom without the written consent of such person.

     (h) SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS. WITH RESPECT TO ANY CLAIM ARISING OUT OF, OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS STOCK OPTION AGREEMENT, (A) THE COMPANY AND EACH PURCHASER EACH IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND (B) THE COMPANY AND EACH PURCHASER EACH IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY, THIS STOCK OPTION AGREEMENT, BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE COMPANY AND EACH PURCHASER EACH AGREES THAT SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IF GIVEN IN THE MANNER SET FORTH IN
SECTION 12(d); PROVIDED, HOWEVER, THAT SUCH SERVICE SHALL NOT BE EFFECTIVE IF MADE ONLY BY FACSIMILE.

     (i) GOVERNING LAW. THIS STOCK OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     IN WITNESS WHEREOF, the Company and each Purchaser have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          QVC NETWORK, INC.

                                            by
                                             -----------------------------------
                                               Name:
                                               Title:

                                          BELLSOUTH CORPORATION

                                            by
                                             -----------------------------------
                                               Name:
                                               Title:

                                          COX ENTERPRISES, INC.

                                            by
                                             -----------------------------------
                                               Name:
                                               Title:

                                          ADVANCE PUBLICATIONS, INC.

                                            by
                                             -----------------------------------
                                               Name:
                                               Title:

                                     PROXY
                               QVC NETWORK, INC.
                             1365 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380

The undersigned hereby appoints William F. Costello and Neal S. Grabell, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of QVC Network, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at QVC Chesapeake, Inc., 1553 North River Birch Run, Chesapeake, Virginia, on Monday, June 27, 1994 at 10:00 A.M., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting receipt whereof is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3), (4) and (5)

1. ELECTION OF DIRECTORS                         / / FOR ALL NOMINEES LISTED BELOW (EXCEPT AS
                                                     MARKED TO THE CONTRARY BELOW)

1. ELECTION OF DIRECTORS                           / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

                                                       LISTED BELOW

Nominees to be elected by holders of shares of Preferred Stock:
      B. Llewellyn, B. Ramer, B. Roberts, R. Roberts, J. Segel, L. Wachner

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
              THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
- - - --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION.

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "QVC, INC."

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

4. PROPOSAL TO APPROVE THE 1993 QUALIFIED INCENTIVE STOCK OPTION PLAN.

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

5. PROPOSAL TO APPROVE THE GRANT OF STOCK OPTIONS TO BELLSOUTH CORPORATION, ADVANCE PUBLICATIONS, INC. AND COX ENTERPRISES, INC.

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                                   (over)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QVC NETWORK, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES, FOR PROPOSALS 2, 3, 4 AND 5 AND IN SUPPORT OF MANAGEMENT FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                           PLEASE SIGN EXACTLY AS NAME(S) APPEARS BELOW. WHEN
                                                                           SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.
                                                                           WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                           TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
                                                                           IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME
                                                                           BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                                                           PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
                                                                           AUTHORIZED PERSON.
                                                                           Dated:
                                                                           Signature:
                                                                           ---------------------------------------------
                                                                           Signature if held jointly

                                     PROXY
                               QVC NETWORK, INC.
                             1365 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380

The undersigned hereby appoints William F. Costello and Neal S. Grabell, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of QVC Network, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at QVC Chesapeake, Inc., 1553 North River Birch Run, Chesapeake, Virginia, on Monday, June 27, 1994 at 10:00 A.M., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting receipt whereof is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3), (4) and (5)

1. ELECTION OF DIRECTORS                         / / FOR ALL NOMINEES LISTED BELOW (EXCEPT AS
                                                     MARKED TO THE CONTRARY BELOW)

1. ELECTION OF DIRECTORS                           / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

                                                       LISTED BELOW

Nominees to be elected by holders of shares of Common Stock:
   W. Costello, B. Diller, B. Llewellyn, B. Ramer, B. Roberts, R. Roberts, J.
                               Segel, L. Wachner

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
              THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
- - - --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION.

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "QVC, INC."

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

4. PROPOSAL TO APPROVE THE 1993 QUALIFIED INCENTIVE STOCK OPTION PLAN.

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

5. PROPOSAL TO APPROVE THE GRANT OF STOCK OPTIONS TO BELLSOUTH CORPORATION, ADVANCE PUBLICATIONS, INC. AND COX ENTERPRISES, INC.

[CAPTION]

FOR                                               AGAINST
FOR                                             ABSTAIN / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                                   (over)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QVC NETWORK, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES, FOR PROPOSALS 2, 3, 4 AND 5 AND IN SUPPORT OF MANAGEMENT FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                           PLEASE SIGN EXACTLY AS NAME(S) APPEARS BELOW. WHEN
                                                                           SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.
                                                                           WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                           TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
                                                                           IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME
                                                                           BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                                                           PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
                                                                           AUTHORIZED PERSON.
                                                                           Dated:
                                                                           Signature:
                                                                           ---------------------------------------------
                                                                           Signature if held jointly